Exhibit 10.1

CREDIT AGREEMENT

Dated as of April 23, 2012

by and among

APIO, INC.,
CAL EX TRADING COMPANY,
and
GREENLINE LOGISTICS, INC.,
as the Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent for Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

TABLE OF CONTENTS

ARTICLE I. THE CREDITS

1.1	Amounts and Terms of Commitments	2
1.2	Evidence of Loans; Notes	8
1.3	Interest	8
1.4	Loan Accounts	9
1.5	Procedure for Revolving Credit Borrowing	10
1.6	Conversion and Continuation Elections	11
1.7	Optional Termination	11
1.8	Mandatory Prepayments of Loans and Commitment Reductions	12
1.9	Fees	13
1.10	Payments by the Borrowers	14
1.11	Payments by the Lenders to Agent; Settlement	15
1.12	Borrower Representative	19
1.13	Eligible Accounts	19
1.14	Eligible Inventory	21

ARTICLE II. CONDITIONS PRECEDENT

2.1	Conditions of Initial Loans	23
2.2	Conditions to All Borrowings	24

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1	Corporate Existence and Power	25
3.2	Corporate Authorization; No Contravention	25
3.3	Governmental Authorization	26
3.4	Binding Effect	26
3.5	Litigation	26
3.6	No Default	26
3.7	ERISA Compliance	27
3.8	Use of Proceeds; Margin Regulations	27
3.9	Ownership of Property; Liens	27
3.10	Taxes	27
3.11	Financial Condition	28
3.12	Environmental Matters	29
3.13	Regulated Entities	29
3.14	Solvency	30
3.15	Labor Relations	30
3.16	Intellectual Property	30
3.17	Brokers’ Fees; Transaction Fees	30
3.18	Insurance	31
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	31
3.20	Jurisdiction of Organization; Chief Executive Office	31

i

3.21	Locations of Inventory, Equipment and Books and Records	31
3.22	Deposit Accounts and Other Accounts	31
3.23	Government Contracts	32
3.24	Customer and Trade Relations	32
3.25	Bonding	32
3.26	Purchase Agreement	32
3.27	Full Disclosure	32
3.28	Foreign Assets Control Regulations and Anti-Money Laundering	33
3.29	Patriot Act	33

ARTICLE IV. AFFIRMATIVE COVENANTS

4.1	Financial Statements	33
4.2	Appraisals; Certificates; Other Information	34
4.3	Notices	36
4.4	Preservation of Corporate Existence, Etc.	38
4.5	Maintenance of Property	39
4.6	Insurance	39
4.7	Payment of Obligations	40
4.8	Compliance with Laws	41
4.9	Inspection of Property and Books and Records	41
4.10	Use of Proceeds	41
4.11	Cash Management Systems	42
4.12	Landlord Agreements	42
4.13	Further Assurances	42
4.14	Environmental Matters	43
4.15	Post-Closing Obligations	44

ARTICLE V. NEGATIVE COVENANTS

5.1	Limitation on Liens	44
5.2	Disposition of Assets	45
5.3	Consolidations and Mergers	46
5.4	Acquisitions; Loans and Investments	46
5.5	Limitation on Indebtedness	47
5.6	Employee Loans and Transactions with Affiliates	48
5.7	Compensation	48
5.8	Margin Stock; Use of Proceeds	49
5.9	Contingent Obligations	49
5.10	Compliance with ERISA	50
5.11	Restricted Payments	50
5.12	Change in Business	50
5.13	Change in Structure	51
5.14	Changes in Accounting, Name or Jurisdiction of Organization	51
5.15	Amendments to Related Agreements and Subordinated Indebtedness	51
5.16	No Negative Pledges	51
5.17	OFAC; Patriot Act	52

5.18	Sale-Leasebacks	52
5.19	Hazardous Materials	52
5.20	Prepayments of Other Indebtedness	52

ARTICLE VI. FINANCIAL COVENANTS

6.1	Fixed Charge Coverage Ratio	52

ARTICLE VII. EVENTS OF DEFAULT

7.1	Events of Default	53
7.2	Remedies	55
7.3	Rights Not Exclusive	55
7.4	Cash Collateral for Letters of Credit	55

ARTICLE VIII. THE AGENT

8.1	Appointment and Duties	56
8.2	Binding Effect	57
8.3	Use of Discretion	57
8.4	Delegation of Rights and Duties	58
8.5	Reliance and Liability	58
8.6	Agent Individually	60
8.7	Lender Credit Decision	60
8.8	Expenses; Indemnities; Withholding	61
8.9	Resignation of Agent or L/C Issuer	62
8.10	Release of Collateral or Guarantors	62
8.11	Additional Secured Parties	63

ARTICLE IX. MISCELLANEOUS

9.1	Amendments and Waivers	63
9.2	Notices	66
9.3	Electronic Transmissions	67
9.4	No Waiver; Cumulative Remedies	68
9.5	Costs and Expenses	68
9.6	Indemnity	69
9.7	Marshaling; Payments Set Aside	69
9.8	Successors and Assigns	70
9.9	Assignments and Participations; Binding Effect	70
9.10	Non-Public Information; Confidentiality	73
9.11	Set-off; Sharing of Payments	75
9.12	Counterparts; Facsimile Signature	76
9.13	Severability	76
9.14	Captions	76
9.15	Independence of Provisions	76
9.16	Interpretation	76
9.17	No Third Parties Benefited	76

9.18	Governing Law and Jurisdiction	76
9.19	WAIVER OF JURY TRIAL	77
9.20	Entire Agreement; Release; Survival	77
9.21	Patriot Act	78
9.22	Replacement of Lender	78
9.23	Cross-Guaranty	79
9.24	Creditor-Debtor Relationship	79
9.25	Actions in Concert	79

ARTICLE X. TAXES, YIELD PROTECTION AND ILLEGALITY

10.1	Taxes	79
10.2	Illegality	81
10.3	Increased Costs and Reduction of Return	82
10.4	Funding Losses	83
10.5	Inability to Determine Rates	84
10.6	Reserves on LIBOR Rate Loans	84
10.7	Certificates of Lenders	84

ARTICLE XI. DEFINITIONS

11.1	Defined Terms	85
11.2	Other Interpretive Provisions	106
11.3	Accounting Terms and Principles	107
11.4	Payments	108

SCHEDULES

Schedule 1.1(a)	Revolving Loan Commitments
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.9	Ownership of Property; Liens
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding
Schedule 3.26	Purchase Agreement
Schedule 4.15	Post-Closing Obligations
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Prior Indebtedness

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.1(d)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereof, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of April 23, 2012, by and among Apio, Inc., a Delaware corporation (“Apio”), Cal Ex Trading Company, a Delaware corporation (“Cal Ex”), GreenLine Logistics, Inc., an Ohio corporation (“GLI” and together with Apio and Cal Ex, each, a “Borrower” and collectively, the “Borrowers”), the other Persons party hereto that are designated as a “Credit Party,” General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to this Agreement (each, a “Lender” and collectively, the “Lenders”), and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested, and the Lenders have agreed to make available to the Borrowers, a revolving credit facility (including a letter of credit subfacility) subject to the terms and conditions set forth in this Agreement to (a) fund a portion of the purchase price of the GreenLine Entities acquisition (which entities will be merged into Apio substantially simultaneously with the closing of this Agreement) pursuant to the terms of the Purchase Agreement (the “Closing Date Acquisition”), (b) provide for working capital, capital expenditures and other general corporate purposes of the Borrowers, and (c) fund certain fees and expenses associated with the funding of the Loans and consummation of the Closing Date Acquisition;

WHEREAS, the Borrowers desire to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of their Property;

WHEREAS, Landec Corporation, a Delaware corporation (“Parent”), directly or indirectly owns all of the Stock and Stock Equivalents of the Borrowers and is willing to pledge to Agent, for the benefit of the Secured Parties, all of the Stock and Stock Equivalents of Apio to secure the Obligations; and

WHEREAS, subject to the terms hereof, each Subsidiary of each Borrower which is not a Borrower is willing to guarantee all of the Obligations of the Borrowers and to grant to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
THE CREDITS

1.1           Amounts and Terms of Commitments.

(a)           The Revolving Credit.

(i)          Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender severally and not jointly agrees to make Loans to the Borrowers (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this Section 1.1(a) may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(x)          the Consolidated Borrowing Base (as calculated pursuant to the Borrowing Base Certificates) in effect from time to time, or

(y)          the Aggregate Revolving Loan Commitment then in effect, less those Reserves, including the PACA Reserve, imposed by Agent in its Permitted Discretion;

less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.

If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrowers shall immediately prepay outstanding Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess in accordance herewith and in a manner satisfactory to the L/C Issuers.

(ii)          In addition to the foregoing limitations, after giving effect to any Borrowing of Revolving Loans advanced to any single Borrower, the aggregate principal amount of all outstanding Revolving Loans advanced to that particular Borrower shall not exceed the separate Borrowing Base of that Borrower, less the sum of (x) the aggregate amount of Letter of Credit Obligations incurred by that Borrower as account party, (y) the outstanding Swing Loans advanced to that Borrower and (z) Reserves imposed against the “Borrowing Base” (as calculated pursuant to Exhibit 11.1(b)) of that individual Borrower and its Subsidiaries (the “Separate Borrowing Base Limit”).

(iii)         If Borrower Representative requests that Lenders make, or permit to remain outstanding Revolving Loans in excess of the Consolidated Borrowing Base (any such excess Revolving Loan is herein referred to as an “Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, however, that Agent may not cause Lenders to make, or permit to remain outstanding, (A) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of outstanding Swing Loans plus the aggregate amount of Letter of Credit Obligations or (B) an Overadvance in an aggregate amount in excess of ten percent (10%) of the Aggregate Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  All Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and the default rate under Section 1.3(c).

(b)           Letters of Credit.

(i)           Conditions.  On the terms and subject to the conditions contained herein, Borrower Representative may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of the Borrowers, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)           (i) Availability would be less than zero, (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $5,000,000 (the “L/C Sublimit”) or (iii) the aggregate Revolving Loans to the Borrower for whose account the Letter of Credit was Issued would exceed the Separate Borrowing Base Limit;

(B)           the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii) is later than seven days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of each Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor any Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii); or

(C)           (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrowers or Borrower Representative on their behalf, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.  For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 9.9 or 9.22, (1) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, or (2) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Lenders that are not Non-Funding Lenders or Impacted Lenders, or (3) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Lenders in a manner consistent with Section 1.11(e)(ii).

(ii)            Notice of Issuance.  Borrower Representative shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in any other written form acceptable to such L/C Issuer (an “L/C Request”).

(iii)           Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by any Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)          Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v)           Reimbursement Obligations of the Borrowers.  The Borrowers agree to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrowers or Borrower Representative receive notice from such L/C Issuer or from Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A).  In the event that any L/C Reimbursement Obligation is not repaid by the Borrowers as provided in this Section 1.1(b)(v) (or any such payment by the Borrowers is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrowers with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi)           Reimbursement Obligations of the Revolving Credit Lenders.

(A)           Upon receipt of the notice described in Section 1.1(b)(v) from Agent, each Lender shall pay to Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(B)           By making any payments described in Section 1.1(b)(vi)(A) (other than during the continuation of an Event of Default under Section 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, the Borrowers shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this Section 1.1(b)(vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by Agent for the benefit of such L/C Issuer, Agent shall promptly pay to such Lender all amounts received by Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii)          Obligations Absolute.  The obligations of the Borrowers and the Lenders pursuant to Sections 1.1(b)(iv), (v) and (vi) shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (1) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (2) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (3) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Lender, (1) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Lenders hereby irrevocably waive) or (2) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 1.1(b)(vii), constitute a legal or equitable discharge of any obligation of the Borrowers or any Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrowers’ right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(c)           Swing Loans.

(i)            Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender may, in its sole discretion, make Loans (each a “Swing Loan”) available to the Borrowers under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all Revolving Loans would exceed the Maximum Revolving Loan Balance; provided further that the aggregate principal amount of all outstanding Swing Loans advanced to a particular Borrower shall not exceed the separate Borrowing Base of that Borrower, less the sum of (1) the aggregate amount of Letter of Credit Obligations incurred by that Borrower as account party, (2) the outstanding Revolving Loans advanced to that Borrower and (3) Reserves imposed against the Separate Borrowing Base Limit of that Borrower; and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this Section 1.1(c)(i), amounts of Swing Loans repaid may be reborrowed under this Section 1.1(c)(i).

(ii)            Borrowing Procedures.  In order to request a Swing Loan, Borrower Representative shall give to Agent a notice to be received not later than 2:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(d) or in a writing in any other form acceptable to Agent duly completed (a “Swingline Request”). In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrowers in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrowers by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the Borrowers on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(iii)           Refinancing Swing Loans.

(A)           The Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Lender) that each Lender pay to Agent, for the account of the Swingline Lender, such Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 1.11(e)(ii)).

(B)           Each Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Agent after 1:00 p.m. (New York time) may, in Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under Section 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt of such payment by the Swingline Lender from Agent, the Borrowers shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 7.1(f) or 7.1(g), each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan.  If any payment made by any Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Lender pursuant to this Section 1.1(c)(iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv)           Obligation to Fund Absolute.  Each Lender’s obligations pursuant to Section 1.1(c)(iii) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of Borrower Representative to deliver a Notice of Borrowing (each of which requirements the Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

1.2           Evidence of Loans; Notes.

(a)           The Revolving Loans made by each Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(b)           Swing Loans made by the Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

1.3           Interest.

(a)           Subject to Sections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided that Swing Loans may not be LIBOR Rate Loans.  Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the Revolving Termination Date.

(c)           At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such default interest shall be payable on written demand (including by electronic mail) from Agent or the Required Lenders.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4           Loan Accounts.

(a)           Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the Borrower primarily liable therefor, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Agent shall deliver to Borrower Representative on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this Section 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify Borrower Representative) (i) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Revolving Loans, Swing Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (B) the Revolving Loan Commitments of each Lender, (C) the amount of each Loan and each funding of any participation described in clause (A), and for LIBOR Rate Loans, the Interest Period applicable thereto, (D) the amount of any principal or interest due and payable or paid, (E) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (F) any other payment received by Agent from a Borrower and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, Borrower Representative, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5           Procedure for Revolving Credit Borrowing.

(a)           Each Borrowing of a Revolving Loan shall be made upon Borrower Representative’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice (except with respect to the Revolving Loan made on the Closing Date) must be received by Agent prior to 2:00 p.m. (New York time) (i) on the date which is three Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan, (ii) on the date which is three Business Days prior to the requested Borrowing date of each Base Rate Loan in excess of $10,000,000, (iii) on the date which is one Business Day prior to the requested Borrowing date of each Base Rate Loan equal to or less than $10,000,000 but more than $5,000,000 and (iv) on the requested Borrowing date in the case of each Base Rate Loan equal to or less than $5,000,000.  Such Notice of Borrowing shall specify:

(i)             the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii)            the requested Borrowing date, which shall be a Business Day;

(iii)           whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv)           if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b)           Upon receipt of a Notice of Borrowing, Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c)           Unless Agent is otherwise directed in writing by Borrower Representative, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrowers by Agent by wire transfer of such amount to the Borrowers pursuant to the wire transfer instructions specified in the Disclosure Letter.

1.6           Conversion and Continuation Elections.

(a)           The Borrowers shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period.  Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000.  Any such election must be made by Borrower Representative by 2:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  Borrower Representative must make such election by notice to Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof.

(b)           Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof.  In addition, Agent will, with reasonable promptness, notify Borrower Representative and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)           Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five different Interest Periods in effect.

1.7           Optional Termination.

(a)           The Borrowers may, at any time upon at least five days’ prior written notice by Borrower Representative to Agent, terminate (but not reduce in part) the Aggregate Revolving Loan Commitment; provided, that upon such termination, all Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance herewith.

(b)           The notice of any termination shall not thereafter be revocable by the Borrowers or Borrower Representative and Agent will promptly notify each Lender thereof.  All Obligations shall be due and payable on the date specified in such notice, including any amounts required pursuant to Sections 1.9 and 10.4.

1.8           Mandatory Prepayments of Loans and Commitment Reductions.

(a)           Revolving Loan.  The Borrowers shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on such date.

(b)           Asset Dispositions; Events of Loss.  If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i)            make or agree to make a Disposition; or

(ii)           suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the Fiscal Year exceeds $500,000, then (A) Borrower Representative shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrowers shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with Section 1.8(e).  Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of a Borrower or such Subsidiary, within 180 days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said 180 day period and subsequently makes such reinvestment; provided that Borrower Representative notifies Agent of such Credit Party’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively.  Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution first, to the Swingline Lender as a prepayment of Swing Loans (to the extent of Swing Loans outstanding), but not as a permanent reduction of the Swingline Commitment and thereafter to the Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Aggregate Revolving Loan Commitment.

(c)           Issuance of Securities.  Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), the Borrowers shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.8(e).

(d)           [reserved].

(e)           Application of Prepayments.  Subject to Section 1.10(c), any prepayments pursuant to Section 1.8(b), or 1.8(c) shall be applied first to prepay outstanding Swing Loans and second to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment.  To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the Borrowers shall pay any amounts required pursuant to Section 10.4.

(f)           No Implied Consent.  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9           Fees.

(a)           Fees.  The Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrowers and Agent dated as of March 13, 2012 (as amended from time to time, the “Fee Letter”).

(b)           Unused Commitment Fee.  The Borrowers shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Lender in an amount equal to:

(i)             the average daily balances of the Revolving Loan Commitment of such Lender during the preceding calendar month, less

(ii)            the sum of (x) the average daily balance of all Revolving Loans held by such Lender plus (y) the average daily amount of Letter of Credit Obligations held by such Lender, plus (z) in the case of the Swingline Lender, the average daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar month;

provided, in no event shall the amount computed pursuant to clauses (i) and (ii) be less than zero,

(iii)           multiplied by three eighth’s of one percent (0.375%) per annum.

The total fee paid by the Borrowers will be equal to the sum of all of the fees due to the Lenders, subject to Section 1.11(e)(vi).  Such fee shall be payable monthly in arrears on the first day of each calendar month following the date hereof. The Unused Commitment Fee provided in this Section 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.  For purposes of this Section 1.9(b), the Revolving Loan Commitment of any Non-Funding Lender shall be deemed to be zero.

(c)           Letter of Credit Fee.  The Borrowers agree to pay to Agent for the ratable benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrowers, all reasonable and documented costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2%) per annum.  Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged.  In addition, the Borrowers shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

1.10           Payments by the Borrowers.

(a)           All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 2:00 p.m. (New York time) on the date due.  Any payment which is received by Agent later than 2:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  Each Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.  Each Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five days’ prior written notice to Borrower Representative (including by electronic mail), other fees, costs or expenses payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with the respective clauses first through seventh set forth below.  Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrowers under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations including L/C Reimbursement Obligations then due and payable, any Obligations under a Secured Rate Contract and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);

fifth, to payment of any other amounts owing constituting Obligations;

sixth, to payment of all outstanding principal, interest, fees and expenses owing to GE Capital (or any of is Affiliates) in connection with the Equipment Loan in accordance with the provisions of the Equipment Loan Documents; and

seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

1.11          Payments by the Lenders to Agent; Settlement.

(a)           Agent may, on behalf of Lenders, disburse funds to the Borrowers for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrowers.  If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by Borrower Representative no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date.  Nothing in this Section 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b)           At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in Sections 1.1(b)(vi) and 1.11(e)) of principal, interest and fees paid by the Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c)           Availability of Lender’s Commitment Percentage.  Agent may assume that each Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date.  If such Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and the Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 1.11(c) shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.  Without limiting the provisions of Section 1.11(b), to the extent that Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)           Non-Funding Lenders; Procedures.

(i)             Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it under any Loan Document, or to fund any purchase of any participation to be made or funded by it (including with respect to any Swing Loan) on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)            Reallocation.  If any Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero and each other Lender’s Commitment Percentage had been increased proportionately), provided that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

(iii)           Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Revolving Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Revolving Loan Commitment of a Non-Funding Lender may not be increased, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders, the Loans, Letter of Credit Obligations, and Revolving Loan Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Loan Commitments outstanding.

(iv)           Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties.  Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Loan Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Revolving Loan Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to Section 1.11(e)(v) or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations and Swing Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Letter of Credit Obligations and reimbursement obligations with respect to Swing Loans reallocated to other Lenders pursuant to Section 1.11(e)(ii).

(v)            Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)           Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Lenders.

(f)            Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-systems.

1.12           Borrower Representative.  Apio hereby (i) is designated and appointed by each Borrower as its representative and agent on its behalf (the “Borrower Representative”) and (ii) accepts such appointment as Borrower Representative, in each case, for the purposes of issuing Notices of Borrowings, Notices of Conversion/Continuation, L/C Requests and Swingline Requests, delivering certificates including Compliance Certificates and Borrowing Base Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers.  Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.13           Eligible Accounts.  All of the Accounts owned by each Credit Party and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificates delivered by Borrower Representative to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to modify, eliminate or, in consultation with Borrower Representative, establish Reserves against Eligible Accounts from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to adjust advance rates and, in consultation with Borrower Representative, to establish new criteria and with respect to Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include the following Accounts of a Credit Party:

(a)           Past Due Accounts. Accounts that are not paid within 60 days following its original invoice date;

(b)           Cross Aged Accounts.  Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under Section 1.13(a);

(c)           Foreign Accounts.  Accounts that are the obligations of an Account Debtor located in a foreign country (other than Canada) unless payment thereof is assured by either (i) a letter of credit assigned and delivered to Agent, satisfactory to Agent in its good faith credit judgment as to form, amount and Issuer or (ii) Foreign Credit Insurance on terms and in amounts satisfactory to Agent in its good faith credit judgment;

(d)           Government Accounts.  Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(e)           Contra Accounts.  Accounts to the extent a Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(f)           Chargebacks/Partial Payments/Disputed.  Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(g)           Inter-Company/Affiliate Accounts.  Accounts that arise from a sale to any Affiliate of any Credit Party;

(h)           Concentration Risk.  Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed (i) with respect to Costco, Walmart and Sam’s Club, twenty-five percent (25%) of all Eligible Accounts, and (ii) with respect to all other Account Debtors, fifteen percent (15%) of all Eligible Accounts;

(i)            Credit Risk.  Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to Borrower Representative;

(j)            Pre-Billing.  Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(k)           Defaulted Accounts; Bankruptcy. Accounts where:

(i)            the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii)           a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(l)            Employee Accounts.  Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with any Credit Party;

(m)          Progress Billing.  Accounts (i) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(n)           Bill and Hold.  Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(o)           C.O.D. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(p)           Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following prior notice of such limit by Agent to Borrower Representative;

(q)           Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than United States Dollars;

(r)            Other Liens Against Receivables. Accounts that (i) are not owned by a Credit Party or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than (1) the interest of the suppliers of a Credit Party’s Inventory as addressed by the PACA Reserve and (2) Liens in favor of Agent securing the Obligations;

(s)           Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is conditional;

(t)            Judgments, Notes or Chattel Paper.  Accounts that are evidenced by a judgment, Instrument or Chattel Paper;

(u)           Not Bona Fide.  Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(v)           Ordinary Course; Sales of Equipment or Bulk Sales.  Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including sales of Equipment and bulk sales; or

(w)          Not Perfected.  Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

1.14           Eligible Inventory.  All of the Inventory owned by each Credit Party and properly reflected as “Eligible Inventory” or “Eligible In-Transit Inventory” in the most recent Borrowing Base Certificates delivered by Borrower Representative to Agent shall be “Eligible Inventory” or “Eligible In-Transit Inventory,” as applicable, for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies.  Agent shall have the right to modify, eliminate or, in consultation with Borrower Representative, establish Reserves against Eligible Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to adjust advance rates and, in consultation with Borrower Representative, to establish new criteria with respect to Eligible Inventory and Eligible In-Transit Inventory in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Inventory shall not include the following Inventory of a Credit Party:

(a)           Excess/Obsolete/Slow-Moving. Inventory that is either excess, obsolete, unsaleable, shopworn, seconds, or Slow-Moving Inventory;

(b)           Damaged. Inventory that is damaged or unfit for sale;

(c)           Locations < $100,000. Inventory that is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(d)           Consignment. Inventory that is placed on consignment;

(e)           Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and set forth in Schedule 3.21 or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent;

(f)            In-Transit. Inventory that is in transit, except for Eligible In-Transit Inventory and Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

(g)           Customized. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties (other than another Credit Party) which would require any consent of any third party (other than another Credit Party) for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h)           Packing/Shipping Materials. Inventory that consists of packing or shipping materials (other than non-branded packaging material), or manufacturing supplies;

(i)            Tooling. Inventory that consists of tooling or replacement parts;

(j)            Display. Inventory that consists of display items;

(k)           Returns. Inventory that consists of goods which have been returned by the buyer;

(l)            Freight. Inventory that consists of any costs associated with “freight-in” charges;

(m)          Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(n)           Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(o)           Not Owned/Other Liens. Inventory that is not owned by a Credit Party or is subject to Liens other than Permitted Liens described in Section 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory);

(p)           Unperfected.  Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in Section 5.1(d) (subject to Reserves);

(q)           Negotiable Bill of Sale.  Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties; or

(r)            Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Credit Party.

ARTICLE II.
CONDITIONS PRECEDENT

2.1           Conditions of Initial Loans.  The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a)           Loan Documents.  Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent;

(b)           Availability.  Not more than $15,000,000 in Revolving Loans shall be advanced on the Closing Date, and after giving effect to (i) the consummation of the Related Transactions and payment of all costs and expenses in connection therewith, (ii) funding of the initial Loans, (iii) the issuance of the initial Letters of Credit and (iv) the Reserves to be established on the Closing Date, Availability shall be not less than $5,000,000;

(c)           Related Transactions.  The Related Transactions shall have closed in the manner contemplated by the Related Agreements without waiver of any of the conditions precedent set forth in the Related Agreements, and shall otherwise be in form and substance reasonably satisfactory to Agent.  Agent shall have received evidence that (i) Apio shall have received all issued and outstanding Stock and Stock Equivalents of GreenLine Holding Company for a purchase price not to exceed $70,000,000, and (ii) Parent shall have contributed not less than $17,000,000 (net of up to $12,000,000 of cash balances used by Apio as part of the purchase price described in clause (i) above) in cash as new equity or debt in Apio.

(d)           Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs.  (i) Agent shall have received a fully executed pay-off letter reasonably satisfactory to Agent confirming that all obligations owing by any Credit Party to Prior Lender will be repaid in full from the proceeds of the initial Loans and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized or supported by a Letter of Credit Issued pursuant hereto, as mutually agreed upon by Agent, the Borrowers and Prior Lender;

(e)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required; and

(f)            Payment of Fees.  The Borrowers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

2.2           Conditions to All Borrowings.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)          any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

(c)           after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(a)); or

(d)           after giving effect to any Loan and the contemporaneous uses of proceeds thereof, the Borrowers’ cash and Cash Equivalents would exceed $5,000,000.

The request by Borrower Representative and acceptance by the Borrowers of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are, and after giving effect to the Related Transactions will be, true, correct and complete:

3.1           Corporate Existence and Power.  Each Credit Party and each of their respective Subsidiaries:

(a)           is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)           has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals (i) to own its assets and carry on its business, and (ii) to execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party;

(c)           is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in Sections 3.1(b)(i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2           Corporate Authorization; No Contravention.  The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(i)             contravene the terms of any of that Person’s Organization Documents;

(ii)            conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)           violate any Requirement of Law in any material respect.

3.3           Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document or Related Agreement except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4           Binding Effect.  This Agreement and each other Loan Document and Related Agreement to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5           Litigation.  Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)           purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the transactions contemplated hereby or thereby; or

(b)           would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $350,000; or

(c)           seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6           No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the Related Transactions.  No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7           ERISA Compliance.  Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not reasonably be expected to result in Liabilities in excess of $350,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8           Use of Proceeds; Margin Regulations.  No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  A description of the Credit Parties’ sources and uses of funds on the Closing Date, including Loans and Letters of Credit made or Issued on the Closing Date and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses, has been provided to Agent in accordance with the Disclosure Letter.

3.9           Ownership of Property; Liens.  As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries.  Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses.  As of the Closing Date, none of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens.  As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10           Taxes.  All U.S. federal income tax returns and all other material state, local and foreign tax returns, reports and statements required to be filed by any Tax Affiliate (collectively, the “Tax Returns”) have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all U.S. federal income taxes and other material taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no written notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.

3.11           Financial Condition.

(a)           Each of (i) (A) the audited consolidated (and unaudited consolidating) balance sheet of Parent and its Subsidiaries dated May 29, 2011, (B)  the audited consolidated balance sheet of the GreenLine Entities dated December 26, 2010, and (C) the draft audited consolidated balance sheet of the GreenLine Entities dated December 25, 2011, in each case together with the related consolidated and, in the case of Parent, unaudited consolidating statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on each such date and (ii) the unaudited consolidated interim balance sheet of Apio and its Subsidiaries and the unaudited consolidated interim balance sheet of the GreenLine Entities dated February 26, 2012 and March 25, 2012, respectively, and the related consolidated statements of income, shareholders’ equity and cash flows for Apio and its Subsidiaries and the GreenLine Entities, respectively, for the nine and three fiscal months then ended, respectively, in each case, as delivered to Agent in accordance with the Disclosure Letter:

(x)           were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y)           present fairly in all material respects the combined financial condition of Apio and its Subsidiaries and the GreenLine Entities, respectively, as of the dates thereof and results of operations for the periods covered thereby.

(b)           The pro forma unaudited consolidated balance sheet of Apio and its Subsidiaries dated as of April 19, 2012, and delivered to Agent in accordance with the Disclosure Letter, was prepared by Apio giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating, as applicable, balance sheets of Apio and its Subsidiaries and the GreenLine Entities dated February 26, 2012 and February 19, 2012, respectively, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c)           Since (a) May 29, 2011, with respect to Parent and its Subsidiaries, and (b) December 26, 2010, with respect to the GreenLine Entities, there has been no Material Adverse Effect.

(d)           The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e)           All financial performance projections delivered to Agent, including the financial performance projections delivered on the Closing Date to Agent in accordance with the Disclosure Letter, represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12           Environmental Matters.  Except as set forth in Schedule 3.12, and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials, and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.  Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

3.13           Regulated Entities.  None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14           Solvency.  Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by Borrower Representative, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and each Borrower individually are Solvent.

3.15           Labor Relations.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16           Intellectual Property.  Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use (excluding “off the shelf” licenses or similar non-customized software products):  (a) Intellectual Property that is registered or subject to applications for registration, (b) Internet Domain Names and (c) material Intellectual Property and material Software, separately identifying that owned and licensed to such Credit Party and including for each of the foregoing items (i) the owner, (ii) the title, (iii) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (iv) as applicable, the registration or application number and registration or application date and (v) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto.  Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Credit Party, (x) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (y) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17           Brokers’ Fees; Transaction Fees.  Except for fees payable to Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18           Insurance.  A list of all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers, coverages and deductibles, has been provided to Agent in accordance with the Disclosure Letter.  Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.

3.19           Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers and Subsidiaries of the Borrowers, those in favor of Agent, for the benefit of the Secured Parties.  All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  All of the issued and outstanding Stock of each Credit Party and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19.  Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.  Set forth in Schedule 3.19 is a true and complete organizational chart of the Credit Parties and all of their Subsidiaries, which the Credit Parties shall update upon notice to Agent promptly following the incorporation, organization or formation of any Subsidiary.

3.20           Jurisdiction of Organization; Chief Executive Office.  Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21           Locations of Inventory, Equipment and Books and Records.  Each Credit Party’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Credit Parties upon notice to Agent as permanent Collateral locations change).

3.22           Deposit Accounts and Other Accounts.  A list of all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date has been provided to Agent in accordance with the Disclosure Letter, and such list correctly identifies the name, address and any other relevant contact information reasonably requested by Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.23           Government Contracts.  Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.24           Customer and Trade Relations.  As of the Closing Date, except as otherwise disclosed to Agent in writing, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the five largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.25           Bonding.  Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26           Purchase Agreement.  As of the Closing Date, the Borrowers have delivered to Agent a complete and correct copy of the Purchase Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).  As of the Closing Date, no Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof.  The Purchase Agreement complies with, and the Closing Date Acquisition is being consummated in accordance with, all applicable laws.  The Purchase Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn.  All requisite approvals by Governmental Authorities having jurisdiction over Sellers, any Credit Party or the other Persons referenced therein with respect to the transactions contemplated by the Purchase Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Purchase Agreement or to the conduct by any Credit Party of its business thereafter.  As of the Closing Date and any other date on which representations and warranties are otherwise remade or deemed remade thereunder, (a) to the best of each Credit Party’s knowledge, none of the Sellers’ representations or warranties in the Purchase Agreement contain any untrue statement of a fact or omit any fact necessary to make the statements therein not misleading and (b) each of the representations and warranties given by each applicable Credit Party in the Purchase Agreement is true and correct.

3.27           Full Disclosure.  None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), taken as a whole contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.28           Foreign Assets Control Regulations and Anti-Money Laundering.  Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Credit Party and no Subsidiary or, with respect to the immediately succeeding clause (a) only, Affiliate of a Credit Party (a) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (c) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.29           Patriot Act.  The Credit Parties and each of their Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1           Financial Statements.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments).  The Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a)           as soon as available, but not later than 90 days after the end of each Fiscal Year, a copy of the audited consolidated and unaudited consolidating balance sheets of Parent and each of its Subsidiaries as at the end of such year and the related (i) audited consolidated statements of income or operations, shareholders’ equity and cash flows, (ii) unaudited consolidating statement of income, and (iii) unaudited statement of cash flows for Apio, Cal Ex and GLI on a consolidated basis, in each case for such Fiscal Year and setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by (1) the report of any “Big Four” or other nationally-recognized independent certified public accounting firm reasonably acceptable to Agent, which report shall contain an unqualified opinion stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and not include any explanatory paragraph expressing substantial doubt as to going concern status, and (2) an acknowledgment from such accounting firm (by electronic mail or written correspondence) as to the form of consolidating balance sheet and statement of income used in preparing such audited consolidated financial statements; and

(b)           as soon as available, but not later than 30 days after the end of each fiscal month of each year, a copy of the unaudited consolidated balance sheets of Apio and each of its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrowers by an appropriate Responsible Officer of Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Apio and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2           Appraisals; Certificates; Other Information.  The Borrowers shall furnish to Agent and each Lender by Electronic Transmission:

(a)           together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of Borrower Representative, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal month and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(k) and discussing the reasons for any significant variations;

(b)           concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b), a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrowers by a Responsible Officer of Borrower Representative;

(c)           promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)           as soon as available and in any event within 12 days after the end of each Fiscal Month (or on the second Business Day of each calendar week at any time Availability is less than $3,600,000), and at such other times as Agent may require in its Permitted Discretion,  Borrowing Base Certificates, each certified on behalf of the applicable Borrower by a Responsible Officer of Borrower Representative, setting forth the Borrowing Base of each Borrower as of the end of the most-recently ended Fiscal Month or calendar week, as applicable or as of such other date as Agent may require in its Permitted Discretion;

(e)           concurrently with the delivery of the Borrowing Base Certificates, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f)            concurrently with the delivery of the Borrowing Base Certificates, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: one to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g)           concurrently with the delivery of the Borrowing Base Certificates, an aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(h)           at any time that Availability is less than $3,600,000, on a weekly basis or at such more frequent intervals as Agent may request from time to time in its Permitted Discretion (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Accounts of the Credit Parties in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by Borrower Representative as of the last day of the immediately preceding week or the date two days prior to the date of any request;

(i)            to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 4.1(b);

(i)           a reconciliation of the most recent Borrowing Base Certificates, general ledger and month-end accounts receivable aging of each Borrower to such Borrower’s general ledger and monthly financial statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a reconciliation of the perpetual inventory by location to each Borrower’s most recent Borrowing Base Certificates, general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)          a reconciliation of the accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)          a reconciliation of the outstanding Loans as set forth in the monthly loan account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 4.1(b), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(j)           at the time of delivery of each of the annual financial statements delivered pursuant to Section 4.1, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter.

(k)           as soon as available and in any event no later than the 15th day of each Fiscal Year of the Borrowers, projections of the Credit Parties (and their Subsidiaries’) consolidated and consolidating financial performance for the forthcoming three Fiscal Years on a year by year basis, and for the current Fiscal Year on a month by month basis;

(l)            promptly upon receipt thereof, copies of any reports submitted by the Borrowers’ certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m)           upon Agent’s request from time to time and at the expense of the Credit Parties, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory of any Credit Party or any Subsidiary of any Credit Party; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring twice per year or more frequently so long as an Event of Default has occurred and is continuing;

(n)           promptly upon receipt or delivery thereof, all notices and other correspondences relating to the Earnout Obligation or to any proposed purchase price adjustments under the Purchase Agreement;

(o)           concurrently with the delivery of all periodic reports delivered to the issuer of any Foreign Credit Insurance in favor of any Credit Party, copies of all such reports; and

(p)           promptly, such additional business, financial, corporate affairs, perfection certificates and other information with respect to any of the Credit Parties as Agent may from time to time reasonably request.

4.3           Notices.  The Borrowers shall notify promptly Agent and each Lender of each of the following (and in no event later than three Business Days after a Responsible Officer becomes aware thereof):

(a)           the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b)           any breach or non-performance of, or any default under any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)           any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $350,000;

(d)           the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $350,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Related Agreement;

(e)           (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C), in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f)           (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)           any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h)           any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)            any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)            the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent;

(k)           (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise; and

(l)            if the Accounts owing by any Account Debtor and its Affiliates to the Borrowers and their Subsidiaries exceed (i) with respect to Costco, Walmart and Sam’s Club, twenty-five percent (25%), and (ii) with respect to all other Account Debtors, fifteen percent (15%), in each case of all Accounts owing by all Account Debtors as of any date.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of Borrower Representative, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time.  Each notice under Section 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4           Preservation of Corporate Existence, Etc.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b)           preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)           use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d)           preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its IP Licenses.

4.5           Maintenance of Property.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6           Insurance.

(a)           Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including Flood Insurance (to the extent the Collateral consists of any Real Estate) and policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of such Person and (ii) cause all such insurance relating to any Property or business of such Person to name Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate.  All policies of insurance on real and personal Property of the Credit Parties and their Subsidiaries will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for the Lenders) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.  Each Credit Party and its Subsidiaries shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent.  If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party or any of its Subsidiaries and Agent jointly, Agent may endorse such Person’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent acknowledges and agrees that (1) the forms and limits of insurance in effect as of the Closing Date and described in the Disclosure Letter satisfy the requirements set forth in clause (i) above as of the Closing Date, and (2) notwithstanding the requirement in clause (i) above, Federal Flood Insurance shall not be required for Real Estate Collateral not located in a Special Flood Hazard Area.

(b)           Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties.  This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party or any its Subsidiaries makes or any claim that is made against such Person in connection with said Property.  The Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement.  If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations.  The costs of the insurance may be more than the cost of insurance the Borrowers may be able to obtain on their own.

(c)           The Credit Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing or if the casualty claim exceeds $1,000,000.  Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

4.7           Payment of Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)           all U.S. federal income tax and other material tax liabilities, assessments and governmental charges or levies upon it or its Property, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; and (ii) the aggregate Liabilities secured by such Lien do not exceed $350,000.

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)           all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d)           the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, including the Related Agreements, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8           Compliance with Laws.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9           Inspection of Property and Books and Records.  Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.  Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the expenses for two such field examinations, audits and inspections per year or more frequently if an Event of Default has occurred and is continuing.  Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10           Use of Proceeds.  The Borrowers shall use the proceeds of the Loans solely as follows: (a) first, to refinance on the Closing Date, Prior Indebtedness and then to pay on the Closing Date a portion of the $70,000,000 purchase price to consummate the Related Transactions, (b) to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, (c) to pay Obligations in accordance with this Agreement and the other Loan Documents, and (d) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement.

4.11           Cash Management Systems.  Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Credit Party (other than (a) any payroll account so long as such payroll account is a zero balance account, (b) petty cash accounts, amounts on deposit in which do not exceed $10,000 in the aggregate at any one time and (c) withholding tax and fiduciary accounts) as of and after the Closing Date.  With respect to collection accounts subject to “springing” Control Agreements, (y) unless and until either (1) an Event of Default has occurred and is continuing, or (2) Availability falls below $1,000,000 for five consecutive Business Days at any time during the first 89 days following the Closing Date, or (3) Availability falls below $3,600,000 for five consecutive days at any time on or after the 90th day following the Closing Date, Agent shall not deliver to the relevant depository, securities, intermediary or commodities intermediary a notice or other instruction which provides for exclusive control over such account by Agent, and (z) subject to the agreement of the relevant depository, securities, intermediary or commodities intermediary, exclusive control shall return to “springing” cash dominion if Availability equals or exceeds $3,600,000 for 90 consecutive days so long as no Event of Default is otherwise continuing at such time.  With respect to disbursement accounts subject to “springing” Control Agreements, unless and until an Event of Default has occurred and is continuing, Agent shall not deliver to the relevant depository, securities, intermediary or commodities intermediary a notice or other instruction which provides for exclusive control over such account by Agent.  The Credit Parties shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements.  The Credit Parties shall establish lockboxes subject to Control Agreements and direct all Account Debtors to remit all payments directly to those lockboxes.

4.12           Landlord Agreements.  With respect to each location where Inventory with an aggregate book value of or at least $100,000 is located, each Credit Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent.

4.13           Further Assurances.

(a)           Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)           Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.  Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Subsidiaries to guarantee the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty.  Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its respective Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations.  In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  In the event any Credit Party or any Subsidiary of any Credit Party acquires any Real Estate, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (v) an appraisal complying with FIRREA, (w) within 45 days of receipt of notice from Agent that Real Estate Collateral is located in a Special Flood Hazard Area, Federal Flood Insurance as required by Section 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent.  In addition to the obligations set forth in Section 4.6(a) and clause 4.3(b)(w), within 45 days after written notice from Agent to Credit Parties that any Real Estate Collateral is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements of Section 4.6(a).

(c)           In the event any portion of the Earnout Obligation shall at any time be evidenced by a promissory note, the holder of such note and Agent shall have entered into a Subordination Agreement with respect thereto.

4.14           Environmental Matters.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15           Post-Closing Obligations.  As a material inducement to Agent and Lenders entering into and performing their respective obligations under this Agreement, Credit Parties hereby agree to complete delivery and/or performance of each item set forth on Schedule 4.15 on or prior to the date indicated with respect thereto on Schedule 4.15.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1           Limitation on Liens.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, except (collectively, “Permitted Liens”):

(a)           any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by Section 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b)           any Lien created under any Loan Document;

(c)           Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business (including the interest of the suppliers of a Credit Party’s Inventory as addressed by the PACA Reserve) which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)            Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $350,000;

(g)           easements, rights-of-way, covenants, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h)           Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under Section 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed one hundred percent (100%) of the cost of such Property;

(i)            Liens securing Capital Lease Obligations permitted under Section 5.5(d);

(j)            any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k)           Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement;

(l)            non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(m)           Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(n)           Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o)           Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business; and

(p)           any Lien created under the Equipment Loan or the Real Estate Loans.

5.2           Disposition of Assets.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)           dispositions to any Person other than an Affiliate of a Credit Party of inventory, or worn-out, obsolete or surplus equipment having a book value not exceeding $350,000 in the aggregate in any Fiscal Year, all in the Ordinary Course of Business;

(b)           dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party or (ii) any Accounts of any Credit Party) not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than ninety percent (90%) of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $1,000,000 and (iv) after giving effect to such disposition, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

(c)           (i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents; and

(d)           transactions permitted under Section 5.1(l).

5.3           Consolidations and Mergers.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five Business Days prior written notice to Agent, (a) GLI may merger with, or dissolve or liquidate into, Apio, so long as Apio is the continuing or surviving entity, and (b) any Subsidiary of a Borrower may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary of a Borrower, provided that such Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed.

5.4           Acquisitions; Loans and Investments.  No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary of a Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except:

(a)           Investments in cash and Cash Equivalents;

(b)           Investments consisting of extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party; provided, that (i) if any Credit Party executes and delivers to any Borrower a note (collectively, the “Intercompany Notes”) to evidence any Investments described in this Section 5.4(b), that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (ii) each Borrower shall accurately record all intercompany transactions on its books and records;  (iii) at the time any such intercompany loan or advance is made by any Borrower to any other Credit Party and after giving effect thereto, each such Borrower shall be Solvent; (iv) Availability is not less than $3,600,000 after giving effect to such intercompany loan; and (v) the aggregate amount of such intercompany Indebtedness owing by any Credit Party shall not exceed $500,000 at any one time outstanding.

(c)           Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2(b);

(d)           Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e)           Investments existing on the Closing Date and set forth in Schedule 5.4; and

(f)            loans or advances to employees permitted under Section 5.6; and

(g)           loans and advances to growers, and prepayments on purchase contracts with growers, in each case made or entered into in the Ordinary Course of Business and in an aggregate outstanding amount not to exceed $5,000,000.

5.5           Limitation on Indebtedness.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (collectively, “Permitted Indebtedness”):

(a)           the Obligations;

(b)           Indebtedness consisting of Contingent Obligations described in clause (j) of the definition of “Indebtedness” and permitted pursuant to Section 5.9;

(c)           Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)           Indebtedness not to exceed $500,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 5.1(h) and Permitted Refinancings thereof;

(e)           unsecured intercompany Indebtedness permitted pursuant to Section 5.4(b);

(f)            Indebtedness arising under the Fee Agreement;

(g)           Indebtedness evidenced by the Parent Note;

(h)           Indebtedness incurred pursuant to the Equipment Loan and the Real Estate Loans;

(i)            the Earnout Obligation; and

(j)            other unsecured Indebtedness owing to Persons that are not Affiliates of the Credit Parties not exceeding $500,000 in the aggregate at any time outstanding.

5.6           Employee Loans and Transactions with Affiliates.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Credit Party or its Subsidiaries, except:

(a)           as expressly permitted by this Agreement;

(b)           in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Credit Party or such Subsidiary and which are disclosed in writing to Agent;

(c)           loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $250,000 in the aggregate outstanding at any time;

(d)           non-cash loans or advances made by a Credit Party to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of a Credit Party;

(e)           in accordance with the Parent Note; and

(f)           in accordance with the Fee Agreement.

All such transactions existing as of the Closing Date are described in Schedule 5.6.

5.7           Compensation.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a)           payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business; and

(b)           payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $10,000 in any Fiscal Year of the Borrowers; and

(c)           payments to Parent pursuant to the Fee Agreement.

5.8           Margin Stock; Use of Proceeds.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9           Contingent Obligations.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)           endorsements for collection or deposit in the Ordinary Course of Business;

(b)           Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)           Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)           Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)           Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under Section 5.2(b);

(f)            Contingent Obligations arising under Letters of Credit;

(g)           Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(h)           other Contingent Obligations not exceeding $350,000 in the aggregate at any time outstanding.

For the avoidance of doubt, obligations arising under purchase contracts entered into with growers by Borrowers in the Ordinary Course of Business are not considered “Contingent Obligations.”

5.10           Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $350,000.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

5.11           Restricted Payments.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to:  (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent; (b) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding; or (c) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness or the Earnout Obligation (the items described in clauses (a), (b) and (c) are referred to as “Restricted Payments”), except that:

(i)            any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any other Wholly-Owned Subsidiary of a Borrower; and

(ii)           so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Availability is not less than $3,600,000 after giving effect thereto, and (C) Borrowers are in compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.1 as of the fiscal month-end immediately preceding the date such payment is proposed to be made, after giving effect to such payment as if it had been made during such fiscal month then

(1)	Apio may make any payment with respect to the Earnout Obligation;

(2)	Apio may make payments to Parent pursuant to the Fee Agreement; and

(3)	at any time on or after the 91st day following the Closing Date, Apio may make any payment to Parent under the Parent Note.

5.12           Change in Business.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date and reasonably incidental thereto.

5.13           Change in Structure.  Except as expressly permitted under Section 5.3, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.

5.14           Changes in Accounting, Name or Jurisdiction of Organization.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (b) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (c) change its name as it appears in official filings in its jurisdiction of organization or (d) change its jurisdiction of organization, in the case of clause (c) and (d), without at least 20 days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed.

5.15           Amendments to Related Agreements and Subordinated Indebtedness.

(a)           No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of, any Related Agreement (other than the Subordinated Indebtedness Documents) in a manner adverse to Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under any Related Agreement that would reasonably be expected to have a Material Adverse Effect.

(b)           No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of (i) any Subordinated Indebtedness Document, except to the extent permitted by the applicable Subordination Agreement or (ii) any other Subordinated Indebtedness not subject to a Subordination Agreement, if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness by more than 200 basis points per annum; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, Agent or Lenders.

5.16           No Negative Pledges.

(a)           No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any other Credit Party.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to Sections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

(b)           No Credit Party shall issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under Section 7.1(k) and (ii) unless such Stock and Stock Equivalents are pledged to Agent, for the benefit of the Secured Parties, as security for the Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents of the Credit Parties owned by such other Persons are pledged to Agent as of the Closing Date.

5.17           OFAC; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.28 and 3.29.

5.18           Sale-Leasebacks.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19           Hazardous Materials.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Material Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20           Prepayments of Other Indebtedness.  No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under Section 5.5(c) or (d), and (d) prepayment of intercompany Indebtedness to Credit Parties.

ARTICLE VI.
FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1           Fixed Charge Coverage Ratio.  The Credit Parties shall not permit, as of the last day of the most recent fiscal month for which monthly financial statements have been delivered to Agent in accordance with Section 4.1(b), the Fixed Charge Coverage Ratio for the periods set forth below not to exceed the ratios corresponding thereto:

Period	Fixed Charge Coverage Ratio

04/23/2012 – 05/27/2012	0.90 to 1.0
04/23/2012 – 06/24/2012	0.90 to 1.0
04/23/2012 – 07/29/2012	0.90 to 1.0
04/23/2012 – 08/26/2012	1.0 to 1.0
04/23/2012 – 09/30/2012	1.0 to 1.0
04/23/2012 – 10/28/2012	1.0 to 1.0
04/23/2012 – 11/25/2012	1.10 to 1.0
04/23/2012 – 12/30/2012	1.10 to 1.0
04/23/2012 – 01/27/2013	1.10 to 1.0
04/23/2012 – 02/24/2013	1.10 to 1.0
04/23/2012 – 03/31/2013	1.10 to 1.0
04/23/2012 – 04/28/2013	1.10 to 1.0
The 12-month period ending on the last day of each fiscal month thereafter	1.10 to 1.0

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII.
EVENTS OF DEFAULT

7.1           Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)           Representation or Warranty.  (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained herein or therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $350,000 in the aggregate in any Borrowing Base Certificate and (B) errors understating the Borrowing Base);

(c)           Specific Defaults.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 1.8(e), 4.1, 4.2(a), 4.2(b), 4.2(d), 4.3(a), 4.6, 4.9, 4.10, 4.11, 4.15 or 9.10(d) or Article V or VI or the Fee Letter ;

(d)           Other Defaults.  Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to Borrower Representative by Agent or Required Lenders;

(e)           Cross-Default.  Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)            Insolvency; Voluntary Proceedings.  A Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)           Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $350,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;

(i)            Non-Monetary Judgments.  One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j)            Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;

(k)           Ownership.  (i) Parent ceases to directly own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of Apio free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties or (ii) each Borrower ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of each of its Subsidiaries (other than Apio Cooling, for which Apio ceases to own sixty percent (60%) of the issued and outstanding Stock and Stock Equivalents thereof), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties;

(l)            Invalidity of Subordination Provisions.  The subordination provisions of any Subordination Agreement or any other agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or

(m)          Damage; Casualty.  Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of the Credit Parties generating more than ten percent (10%) of the Borrowers’ consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.

7.2           Remedies.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a)           declare all or any portion of the Revolving Loan Commitment of each Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon such Revolving Loan Commitments shall forthwith be suspended or terminated;

(b)           declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 7.1(f) or 7.1(g) (in the case of clause (i) of Section 7.1(g) upon the expiration of the 60 day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3           Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4           Cash Collateral for Letters of Credit.  If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrowers shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to one hundred and five percent (105%) of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations.  The remaining balance of the cash collateral will be returned to the Borrowers when all Letters of Credit have been terminated or discharged, all Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE VIII.
THE AGENT

8.1           Appointment and Duties.

(a)           Appointment of Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of Section 8.1(a), Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent,” the terms “agent,” “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii).

8.2           Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (a) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (b) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (c) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3           Use of Discretion.

(a)           Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b)           Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4           Delegation of Rights and Duties.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5           Reliance and Liability.

(a)           Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)           None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Parent, each Borrower and each other Credit Party hereby waive and shall not assert (and each of Parent and the Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)           shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)           makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)           shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower Representative, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in Sections 8.5(b)(i) through (iv), each Lender, L/C Issuer, Parent and each Borrower hereby waives and agrees not to assert (and each of Parent and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)           Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)            Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6           Agent Individually.  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

8.7           Lender Credit Decision.

(a)           Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)           If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8           Expenses; Indemnities; Withholding.

(a)           Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Agreement or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)           To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9           Resignation of Agent or L/C Issuer.

(a)           Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this Section 8.9 (a) shall be subject to the prior consent of Borrower Representative, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)           Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c)           Any L/C Issuer may refuse to Issue a Letter of Credit in its sole discretion.

8.10           Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii), release or subordinate) the following:

(a)           any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)           any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.  Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five Business Days’ advance notice from Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11           Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 (and, solely with respect to L/C Issuers, Section 1.1(c)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX.
MISCELLANEOUS

9.1           Amendments and Waivers.

(a)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i)           increase or extend the Revolving Loan Commitment of any Lender (or reinstate any Revolving Loan Commitment terminated pursuant to Section 7.2(a));

(ii)           postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under Section 1.8(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)          reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv)          amend or modify Section 1.10(c);

(v)           change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi)          amend this Section 9.1 or, subject to Section 9.1(e), the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii)         discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding Sections 9.1(a)(v), (vi) and (vii).

(b)           No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

(c)           No amendment or waiver shall, unless signed by Agent and Required Lenders (or by Agent with the consent of Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to Issue any Letter of Credit) in Section 2.2; (ii) amend or waive non-compliance with any provision of Section 1.1(b)(iii); (iii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 2.2; (iv) amend or waive this Section 9.1(c) or the definitions of the terms used in this Section 9.1(c) insofar as the definitions affect the substance of this Section 9.1(c); or (v) amend or modify the definitions of Eligible Accounts, Eligible Inventory or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan.  No amendment or waiver shall, unless signed by Agent and all Lenders (or by Agent with the consent of all Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders), change the definition of (x) the term Required Lenders, (y) the percentage of Lenders which shall be required for Lenders to take any action hereunder or (z) any specific right of Required Lenders to grant or withhold consent or take or omit to take any action hereunder.

(d)           Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Revolving Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “affected Lender” for purposes of Sections 9.1(a)(i) and 9.1(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Revolving Loan Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders, the Loans and Revolving Loan Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Loan Commitments outstanding.

(e)           Notwithstanding anything set forth herein to the contrary, this Agreement may be amended with the written consent of Agent, Borrower Representative and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(f)           Notwithstanding anything to the contrary contained in this Section 9.1, (i) Borrowers may amend Schedule 3.19 and 3.21 upon notice to Agent, (ii) Agent may amend Schedule 1.1(b) to reflect Sales entered into pursuant to Section 9.9, and (iii) Agent and Borrowers may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Accounts or Inventory of such Person shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

9.2           Notices.

(a)           Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.

(b)           Effectiveness.  (i) All communications described in Section 9.2 (a) and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, three Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii)           The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete to the extent required by the Loan Documents except as expressly noted in such communication or E-System.

(c)           Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3           Electronic Transmissions.

(a)           Authorization.  Subject to the provisions of Section 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           Signatures.  Subject to the provisions of Section 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)           LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE.”  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of each Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5           Costs and Expenses.  Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrowers agree to pay or reimburse within two Business Days after written demand (including by electronic mail) (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses; (b) Agent for all costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners); (c) each of Agent, its Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction, including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c).

9.6           Indemnity.

(a)           Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the GreenLine Entities, any other Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.  This Section 9.6 shall not apply to any “taxes of an Indemnitee, other than taxes that represent losses, claims and damages arising from such non-tax claim.

(b)           Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7           Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9           Assignments and Participations; Binding Effect.

(a)           Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Parent, the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of Parent, any Borrower, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Revolving Loan Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, with respect to Sales of Revolving Loan Commitments, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, Borrower Representative (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within five Business Days after notice of a proposed sale is delivered to Borrower Representative); provided, however, that (v) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans, (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Revolving Loan Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 1.11(e)(v).  Agent’s refusal to accept a Sale to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Debt or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)           Procedure.  The parties to each Sale made in reliance on Section 9.9(b) (other than those described in Section 9.9(e) or (f)) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of Section 9.9(b), upon Agent (and Borrower Representative, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)           Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to Section 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Revolving Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)           Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with Section 9.9(b)), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)           Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B)) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of Section 9.1(a).  No party hereto shall institute (and each Borrower and Parent shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this Section 9.9(f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Revolving Loan Commitments and the payment in full of the Obligations.

Each Lender that sells a participation in any of its Obligations or identifies an SPV shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and SPV and the principal amounts (and stated interest) of each participant’s and/or SPV’s interest in a Loan or Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or SPV or any information relating to a participant's or SPV’s interest in any Loan or Loan Document) to any person except to the extent that such disclosure is necessary to establish that such participation or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

9.10           Non-Public Information; Confidentiality.

(a)           Non-Public Information.  Each of Agent, each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)           Confidential Information.  Each of Agent, each Lender and each L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii)), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c)           Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark, provided that such Credit Party has first had an opportunity to review and approve such materials (such consent not to be unreasonable withheld or delayed).

(d)           Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than required SEC filings) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its affiliates is party without the prior written consent of GE Capital or such Affiliate (such consent not to be unreasonably withheld or delayed) except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

(e)           Distribution of Materials to Lenders and L/C Issuers.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)            Material Non-Public Information.  The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC.” The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests, Swingline requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11           Set-off; Sharing of Payments.

(a)           Right of Setoff.  Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)           Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.11(e).

9.12           Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13           Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14           Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15           Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16           Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18           Governing Law and Jurisdiction.

(a)           Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)           Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)           Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19           WAIVER OF JURY TRIAL.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20           Entire Agreement; Release; Survival.

(a)           THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)           Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)           (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Article VIII (Agent) and Article X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Revolving Loan Commitments and the payment in full of all other Obligations and (y) with respect to clause (i), inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21           Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22           Replacement of Lender.  Within 45 days after: (i) receipt by Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Section 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrowers may, at their option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrowers obtain a Replacement Lender within 45 days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Revolving Loan Commitments to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Revolving Loan Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23           Cross-Guaranty.  The Obligations of each Credit Party are subject to the cross-guaranty provision set forth in Article 2 of the Guaranty and Security Agreement.

9.24           Creditor-Debtor Relationship.  The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25           Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE X.
TAXES, YIELD PROTECTION AND ILLEGALITY

10.1           Taxes.

(a)           Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)           If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)           In addition, the Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, but excluding Other Connection Taxes imposed with respect to an assignment pursuant to Section 9.9(b) or a sale of a participation pursuant to Section 9.9(f), the “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrowers or Borrower Representative, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the Borrowers in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  As soon as is practicable after the date of any payment of Other Taxes by any Credit Party, the Borrowers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)           The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this Section 10.1(d), setting forth the amounts to be paid thereunder and delivered to Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)           Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)           (i) Each Non-U.S. Lender Party shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) IRS Forms W-8ECI (claiming a complete exemption from U.S. withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents because the income is effectively connected with a U.S. trade or business), IRS Forms W-8BEN (claiming exemption from U.S. withholding tax under an income tax treaty with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents) and/or IRS Forms W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms (in each case establishing a complete exemption from U.S. withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents), (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents; provided, that in the case of a Non-U.S. Lender Party that, due to a change in any Requirement of Law occurring after the date that such Non-U.S. Lender Party becomes a Non-U.S. Lender Party, is unable to provide the forms and/or certificates described in clauses (A) or (B) above, such Non-U.S. Lender Party shall, to the extent permitted by applicable law, provide forms and/or certificates described in clauses (A) or (B) above, in each case, establishing a reduced rate of U.S. withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents).  Unless Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)           Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section 10.1(f) and (D) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)           Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this Section 10.1(f) and provide them to Agent.

(iv)           If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower Representative any documentation under any Requirement of Law or reasonably requested by Agent or Borrower Representative sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

(g)           If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund of or credit against any Taxes as to which it has been indemnified pursuant to this Article X (a “Tax Benefit”), it shall pay to the applicable Credit Party an amount equal to such Tax Benefit (but only to the extent of indemnity payments made under this Article X with respect to the taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including taxes) of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit).  Such Credit Party, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this Section 10.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Secured Party is required to repay such Tax Benefit to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 10.1(g), in no event will a Secured Party be required to pay any amount to a Credit Party pursuant to this Section 10.1(g) the payment of which would place the Secured Party in a less favorable net after-tax position than the Secured Party would have been in if the indemnification payments or additional amounts giving rise to such Tax Benefit had never been paid.  This paragraph shall not be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other person.

10.2           Illegality.  If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and Borrower Representative that the circumstances giving rise to such determination no longer exists.

(a)           Subject to Section 10.2(c), if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)           If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, Borrower Representative may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)           Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

10.3           Increased Costs and Reduction of Return.

(a)           If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) above subsequent to the date hereof, (x) there shall be any increase in the cost (excluding any cost for Taxes and Other Taxes) to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit, or (y) such Lender or L/C Issuer is subjected to any tax resulting from a change in the basis of taxation of payments under any Loan or Loan Documents, then the Borrowers shall be liable for, and shall from time to time, within 30 days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies Borrower Representative, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Lender or L/C Issuer shall have determined that:

(i)             the introduction of any Capital Adequacy Regulation;

(ii)            any change in any Capital Adequacy Regulation;

(iii)           any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)           compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling such Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Loan Commitment(s), loans, credits or obligations under this Agreement, then, within 30 days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this Section 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies Borrower Representative, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)           Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under Section 10.3(a) and/or a change in a Capital Adequacy Regulation under Section 10.3(b), as applicable, regardless of the date enacted, adopted or issued.

10.4           Funding Losses.  The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b)           the failure of the Borrowers to borrow, continue or convert a Loan after Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)           the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.7;

(d)           the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)           the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in Sections 10.4(d) and (e), such Lender shall have notified Agent of any such expense within two Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 10.4 and under Section 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5           Inability to Determine Rates.  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to Section 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to Borrower Representative and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If Borrower Representative does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by Borrower Representative, in the amount specified in the applicable notice submitted by Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6           Reserves on LIBOR Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided Borrower Representative shall have received at least 15 days’ prior written notice (with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

10.7           Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI.
DEFINITIONS

11.1           Defined Terms.  The following terms are defined in the Sections referenced opposite such terms:

“Affected Lender”	9.22
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)
“Apio”	Preamble
“Borrower” and “Borrowers”	Preamble
“Borrower Materials”	9.10(e)
“Borrower Representative”	1.12
“Cal Ex”	Preamble
“Closing Date Acquisition”	Recitals
“EBITDA”	Exhibit 4.2(b)
“Eligible Accounts”	1.13
“Eligible Inventory”	1.14
“Event of Default”	7.1
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“GE Capital”	Preamble
“GLI”	Preamble
“Indemnified Matters”	9.6
“Indemnitees”	9.6
“Intercompany Note”	5.4(b)
“Interest Coverage Ratio”	Exhibit 4.2(b)
“Interest Expense”	Exhibit 4.2(b)
“Investments”	5.4
“L/C Reimbursement Agreement”	1.1(c)
“L/C Reimbursement Date”	1.1(c)
“L/C Request”	1.1(c)
“L/C Sublimit”	1.1(c)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Maximum Revolving Loan Balance”	1.1(b)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	9.10(a)
“Notice of Conversion/Continuation”	1.6(a)
“OFAC”	3.28
“Overadvance”	1.1(b)
“Other Taxes”	10.1(c)
“Parent”	Recitals
“Permitted Indebtedness”	5.5
“Permitted Liens”	5.1
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(b)
“Revolving Loan”	1.1(b)
“Sale”	9.9(b)
“SDN List”	3.28
“Separate Borrowing Base Limit”	1.1(a)
“Settlement Date”	1.11(b)
“Swing Loan”	1.1(d)
“Swingline Request”	1.1(d)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Unused Commitment Fee”	1.9(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.  For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, ten percent (10%) or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $25,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Apio Cooling” means Apio Cooling, a California limited partnership.

“Applicable Margin” means (i) with respect Base Rate Loans, one percent (1%) per annum and (ii) with respect to LIBOR Rate Loans, two percent (2%) per annum.  Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a)  the Maximum Revolving Loan Balance, exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of one month determined two Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrowers on the same day by the Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to eighty-five percent (85%) of the book value of Eligible Accounts (other than Foreign Eligible Accounts) at such time; and

(b)           up to the Foreign Eligible Percentage of the book value of Foreign Eligible Accounts at such time; and

(c)           up to eighty-five percent (85%) of the book value of Eligible Inventory (other than Foreign Eligible In-Transit Inventory), multiplied by the NOLV Factor; and

(d)           up to the Foreign Eligible Percentage of the book value of Foreign Eligible In-Transit Inventory, multiplied by the NOLV Factor;

in each case less Reserves established by Agent at such time in its Permitted Discretion.

“Borrowing Base Certificate” means a certificate of Borrower Representative, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b), duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York, New York, or San Francisco, California, and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, that (A) the maturities of all obligations specified in clause (b) and consisting of municipal bonds shall not exceed two years, and (B) the maturities of all other obligations specified in any of clause (a), (b), (c) or (d) shall not exceed 365 days.

“Closing Date” means April 23, 2012.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property (other than leasehold interests in Real Estate) and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent or any other Secured Party.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment divided by the Aggregate Revolving Loan; provided that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion Date” means any date on which the Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means each Borrower, each of its Subsidiaries and each other Person (a) which executes a guaranty of the Obligations, (b) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (c) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties. For the avoidance of doubt, Parent shall not be considered to be a “Credit Party.”

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Disclosure Letter” means that certain Disclosure Letter dated as of even date herewith, made by the Credit Parties in favor of Agent and Lenders.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 5.2(a), 5.2(c) and 5.2(d), and (b) the sale or transfer by a Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars,” “dollars” and “$” each mean lawful money of the United States of America.

“Earnout Obligation” means the additional consideration not to exceed $7,000,000 to be paid by Apio to Sellers upon the satisfaction of certain terms and conditions set forth in Section 2.4 of the Purchase Agreement.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eligible In-Transit Inventory” means raw materials or finished goods Inventory owned by a Credit Party which (a) is in transit under FOB destination terms (i) to one of such Credit Party’s domestic Account Debtors or (ii) to one of such Credit Party’s foreign Account Debtors pursuant to purchase orders placed with Cal Ex that will create an Eligible Account upon delivery of such Inventory, (b) has been paid for by such Credit Party, (c) is fully insured (including by Foreign Credit Insurance on terms and in amounts satisfactory to Agent in its good faith credit judgment with respect to Inventory described in clause (a)(ii) above, (d) is subject to a first priority perfected security interest in and lien upon such goods in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Credit Party), and (e) otherwise meets the criteria for “Eligible Inventory” hereunder; provided, that in no event shall the value of “Eligible In-Transit Inventory” at any time exceed $5,000,000.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“Equipment Loan” means the loan made to Apio pursuant to the terms of the Equipment Loan Documents.

“Equipment Loan Collateral” means all of the equipment and related collateral described in the Equipment Loan Collateral Schedule.

“Equipment Loan Collateral Schedule” means that certain Collateral Schedule No. 8727912-001, dated as of the date hereof, by and between GE Capital (or any of its Affiliates) and Apio.

“Equipment Loan Documents” means and includes the Equipment Loan Collateral Schedule, the Master Security Agreement by and between GE Capital (or any of its Affiliates) and Apio which is incorporated by reference into the Equipment Loan Collateral Schedule, and the promissory note in the original principal amount of $12,660,000 made payable by Apio to the order of GE Capital (or any of its affiliates), each dated as of the date hereof, together with all documents, instruments and agreements related thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of a Borrower to a Borrower or another Wholly-Owned Subsidiary of a Borrower constituting an Investment permitted hereunder and (b) Stock or Stock Equivalents by a Credit Party to another Credit Party.

“Excluded Tax” means with respect to any Secured Party:  (a) taxes imposed on or measured by net income or net profits (however denominated), branch profits taxes and franchise taxes imposed in lieu of net income or net profits taxes, in each case (i) imposed on any Secured Party as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f); and (d) in the case of a Non-U.S Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Agreement” means that certain Fee Agreement dated as of April 23, 2012 (as in effect as of the Closing Date), among Parent, Apio and Lifecore Biomedical, Inc., a Delaware corporation.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Quarter” means any quarter in any Fiscal Year, the duration of such quarter being defined in accordance with GAAP applied consistently with that applied in the preparation of Parent’s financial statements referred to in Section 4.1.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on the last Sunday in May of each calendar year.

“Flood Insurance” means, for any Real Estate Collateral located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Eligible Accounts” means Eligible Accounts that are the obligations of an Account Debtor located in a foreign country (other than Canada) and that satisfy the criterion in clause (ii) of Section 1.13(c).

“Foreign Eligible In-Transit Inventory” means Eligible In-Transit Inventory of the type described in clause (a)(ii) of the definition of “Eligible In-Transit Inventory.”

“Foreign Eligible Percentage” means, with respect to any Foreign Eligible Accounts or Foreign Eligible In-Transit Inventory, the lesser of (a) 85% or (b) the sum of (i) the “Insured Percentage” with respect to such Accounts or Inventory as set forth in the applicable policy of Foreign Credit Insurance, minus (ii) five percent (5.0%).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.  Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“GreenLine Entities” means, collectively, GreenLine Holding Company, a Delaware corporation, GreenLine Foods, Inc., an Ohio corporation, GreenLine Logistics, Inc., an Ohio corporation and GreenLine South Carolina Properties, LLC, an Ohio limited liability company.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent and the Borrowers, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos,  polychlorinated biphenyls and radioactive substances.

“Impacted Lender” means any Lender that fails to provide Agent, within three Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all indebtedness referred to in clauses (a) through (g) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i).

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in clauses (a) and (b), undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six months, the last day of each three month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swing Loans) the first day of each month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)           if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)          any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit, in each case, excluding Equipment.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrowers to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify Borrower Representative and Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the Borrowers by L/C Issuers, and bankers’ acceptances issued by a Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrowers or Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two Business Days prior to the first day in such Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease regardless of whether or not any financing statements are filed by a lessor in connection with any such operating lease.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit, the Subordination Agreement and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of: (a) the condition (financial or otherwise) of any Credit Party or, business, performance, operations or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document as and when due; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, the Lenders and the other Secured Parties under any Loan Document.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $1,000,000 in the aggregate.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory and/or Equipment, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory and/or Equipment delivered to Agent by an appraiser reasonably acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition; and (b) in the event of an Event of Loss, (i) so long as no Default or Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, expressed as a percentage.  The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender that has: (a) failed to fund any payments required to be made by it under the Loan Documents within two Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes); (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities; (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute; or (d)  (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Swingline Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by Borrower Representative to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c).

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Secured Party, taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document).

“Other Senior Indebtedness” means the Equipment Loan and the Real Estate Loan.

“Other Senior Indebtedness Documents” means the Equipment Loan Documents and the Real Estate Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

“PACA” shall mean the Perishable Agricultural Commodities Act, 7 U.S.C. § 499e(c) (or any successor legislation thereto), and any regulations promulgated thereunder.

“PACA Reserve” shall mean the Borrowing Base reserve established by Agent from time to time based upon the aggregate amount of unpaid trade payables for Inventory of each Borrower subject to PACA, producers’ liens or similar laws.

“Parent Note” means that certain Subordinated Promissory Note in the original principal amount of $6,300,000, executed by Apio in favor of Parent and evidencing the loan made by Parent to Apio to enable Apio to consummate the transactions contemplated by the Purchase Agreement.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 5.5(c) or 5.5(d) that: (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended; (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended; (c) is not entered into as part of a sale leaseback transaction; (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended; (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended; and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Prior Indebtedness” means the Indebtedness and obligations specified in Schedule 11.1.

“Prior Lender” means KeyBank National Association.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, by and among GreenLine Holding Company, 2003 Riverside Capital Appreciation Fund, L.P., 2003 Riverside Capital Appreciation Fund (QC), L.P., the other Sellers party thereto, and Apio.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real estate owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Real Estate Loans” means the loans in the original principal amount of $19,156,250 made to Apio pursuant to the terms of the Real Estate Loan Documents.

“Real Estate Loan Documents” means and includes the Loan Agreement of even date herewith by and between GE Capital, Apio, Apio Cooling, GreenLine Foods, Inc., and GreenLine South Carolina Properties, LLC, together with all documents, instruments and agreements related thereto.

“Related Agreements” means the Purchase Agreement and the Other Senior Indebtedness Documents.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the transactions contemplated by the Related Agreements.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding at least sixty-six and two-thirds percent (66-2/3%) of the sum of the Aggregate Revolving Loan Commitment then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding at least sixty-six and two-thirds percent (66-2/3%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any  Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means, with respect to the Borrowing Base (a) reserves under Section 1.14(e), (b) the PACA Reserve and (c) such other reserves against Eligible Accounts, Eligible Inventory or Availability that Agent may, in its Permitted Discretion, establish from time to time in consultation with Borrower Representative.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.

“Revolving Note” means a promissory note of the Borrowers payable to a Lender in substantially the form of Exhibit 11.1(d), evidencing Indebtedness of the Borrowers under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) April 23, 2017; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Secured Party” means (a) Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider, and (b) GE Capital (or any of its Affiliates), as the holder of the Equipment Loan.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (a) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (b) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (a) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (b) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Sellers” has the meaning given to such term in the Purchase Agreement.

“Slow-Moving Inventory” means Inventory that has not been offered for sale or that has not sold in the prior 12-month period.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, satisfactory to Agent, including the Indebtedness evidenced by the Parent Note.

“Subordinated Indebtedness Documents” means, collectively, the documents evidencing the Subordinated Indebtedness, if any.

“Subordination Agreement” means any subordination agreement by and among Agent, the Credit Parties and the issuer of any Subordinated Indebtedness on terms and conditions satisfactory to Agent, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Swingline Commitment” means $2,500,000.

“Swingline Lender” means GE Capital Financial Inc. or, upon the resignation of GE Capital as Agent hereunder, any other Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrowers, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the Borrowers payable to the Swingline Lender, in substantially the form of Exhibit 11.1(e), evidencing the Indebtedness of the Borrowers to the Swingline Lender resulting from the Swing Loans made to the Borrowers by the Swingline Lender.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

11.2           Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)           The Agreement.  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; Section, Schedule and Exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)           Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)           Laws.  References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3           Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Credit Parties shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4           Payments.  Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

“Borrower”

APIO, INC.

By: /s/ Gregory S. Skinner
Name: Gregory S. Skinner
Title: Vice President

CAL EX TRADING COMPANY

By: /s/ Gregory S. Skinner
Name: Gregory S. Skinner
Title: Vice President

“Borrower Representative”

APIO, INC.

By: /s/ Gregory S. Skinner
Name: Gregory S. Skinner
Title: Vice President

Address for notices:

℅ Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025
Attention: Gary Steele
Facsimile: (650) 368-9818
Email: gsteele@landec.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

“Borrower”

GREENLINE LOGISTICS, INC.

By: /s/ Gregory S. Skinner
Name: Gregory S. Skinner
Title: Secretary and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

“Agent”
GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Wafa Shalabi Name: Wafa Shalabi Title: Duly Authorized Signatory
Address for Notices:
General Electric Capital Corporation 101 California Street, Suite 1500 San Francisco, CA 94111 Attention: Account Manager (Apio) Telephone: (415) 277-7423 Facsimile: (415) 944-1796
With copies to:
General Electric Capital Corporation 10 Riverview Drive Danbury, CT 06810 Attention: Jill Zellmer Facsimile: (203) 749-4562	General Electric Capital Corporation 12750 High Bluff Dr., Suite 200 San Diego, CA 92130 Attention: Legal Counsel Facsimile: (858) 726-6221
McDermott Will & Emery LLP 2049 Century Park East, Suite 3800 Los Angeles, California 90067 Attention: Adam G. Spiegel Facsimile: (310) 277-4730
Address for payments:
Deutsche Bank Trust Company Americas
60 Wall Street, 6th Floor
New York, New York,  10005
Account Number 50286174
ABA No. 021-001-033
Account Name:  GECC/CFS – Agented Deals
Reference:  CFK 1819 / Apio Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written

“Lender” and “Swingline Lender”
GE CAPITAL FINANCIAL INC. By: /s/ Woodrow Broaders Jr. Name: Woodrow Broaders Jr. Title: Duly Authorized Signatory
Address for Notices:
General Electric Capital Corporation 101 California Street, Suite 1500 San Francisco, CA 94111 Attention: Account Manager (Apio) Telephone: (415) 277-7423 Facsimile: (415) 944-1796
With a copy to:
GE Capital Financial Inc. 6510 Millrock Drive, Suite 200 Salt Lake City, Utah 84121 Attention: Chief Financial Officer
Lending Office:
GE Capital Financial Inc. c/o General Electric Capital Corporation 201 Merritt Seven Norwalk, CT 06851 Attention: Apio Account Manager
With a copy to:
GE Capital Financial Inc. 6510 Millrock Drive, Suite 200 Salt Lake City, Utah 84121 Attention: Chief Financial Officer

Schedule 1.1(a)

Revolving Loan Commitments

GE Capital Financial Inc.	$25,000,000

SCHEDULE 3.5
LITIGATION

1.           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

None.

SCHEDULE 3.7
ERISA

1.           Cal Ex Trading Company and Apio, Inc.

Landec Corporation 401(k) Plan.

2.           Greenline Entities

1.	Greenline Food, Inc. Welfare Benefit Plan that provides the following:

•	UnitedHealthcare Choice Plus High Option Medical (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Choice Plus Base Option Medical Plan (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Choice Plus Low Option Medical (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Dental PPO (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Vision (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Group Life, Accidental Death and Dismemberment Insurance (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Supplemental Life Insurance (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Short Term Disability Insurance (UnitedHealthcare Insurance Company).
•	UnitedHealthcare Long Term Disability Insurance (UnitedHealthcare Insurance Company).

2.	GreenLine Foods, Inc. 401(k) Profit Sharing Plan and Trust.

3.	2012 Director Level Bonus Plan

4.	2012 Sales Staff Bonus Plan.

5.	2011 Executive Bonus Plan.

6.	2012 Executive Bonus Plan.

7.	GreenLine Foods Inc. Flexible Benefit Plan.

SCHEDULE 3.9
OWNERSHIP OF PROPERTY; LIENS

1           Cal Ex Trading Company and Apio, Inc.

Owned Property

Entity	Location
Apio, Inc.	4575 W. Main St. Guadalupe, CA 93434

Leased Property

Entity	Location
Cal Ex Trading Company	290 Station Way Ste. B Arroyo Grande, CA 93420
Apio, Inc.	151 Obispo Street, Guadalupe, CA 93434 (one room in a cooler)
Apio, Inc.	1211 Peralta Street, Guadalupe, CA 93434
Apio, Inc.	4555 W. Main St., Guadalupe, CA 93434
Apio, Inc.	1100 Tama Lane, Santa Maria, CA 93455 (self storage units 047, 048, 049, 057, and 067)

Purchase Options, Rights of First Refusal, or Other Similar Rights

None.

2.           Greenline Entities

Owned Real Property (Combined)

Location
12700 S. Dixie Highway, Bowling Green, OH 43402
26 Industrial Drive, Hanover, PA 17331
205 Bryant Blvd., Rock Hill, SC 29732

Leased Real Property (Combined)

Location
49 Black Meadow Road, Chester, NY 10918, subject to that certain Lease Agreement effective January 1, 2007, by and between ADR Bulbs, Inc. and GreenLine Foods, Inc, on a month to month basis.
9095 17th Place, Vero Beach, FL 32966, subject to that certain Commercial Lease Agreement dated November 18, 2003, by and between GreenLine Florida Properties, LLC and GreenLine Foods, Inc., as amended on October 31, 2011.

7909 S. Crossway Drive, Pico Rivera, CA 90660, subject to that certain Sublease Agreement dated March 23, 2010, by and between Herb Thyme Farms, Inc. and GreenLine Foods, Inc., as amended on January 31, 2012.  The parties will be entering into an Amended and Restated Sublease in connection with the transactions contemplated by the Purchase Agreement.

8600 S. Wilkinson Drive, Perrysburg, OH 43551, subject to that certain Lease Agreement dated August 12, 2009, by and between Briarfield Commons, LLC and GreenLine Foods, Inc.
P-501 Rd. 2, McClure, OH 43534 (Damascus Township, Henry County, OH  (Farm 193 Acres)), subject to that certain Farm Lease Agreement dated September 21, 2006, by and between GreenLine Farms, LLC and GreenLine Foods, Inc., as amended on October 31, 2011.

Lease of Bowling Green, Ohio parking lot, subject to that certain letter agreement dated July 13, 2006 by and between CMC Group, Inc. and GreenLine Foods, Inc.
4280 Stacks Road, College Park, GA 30349, subject to that certain Atlanta Commercial Board of Realtors, Inc. Commercial Lease Agreement dated June 19, 2009, by and between Brickhouse Properties LLC and GreenLine Foods, Inc., as amended on October 31, 2010.

Owned and Leased Real Property Leased or Subleased to Third Parties (Combined)

Location
26 Industrial Drive, Hanover, PA 17331 to Keystone Bean, LLC pursuant to that certain Lease Agreement dated November 15, 2007 by and between GreenLine Foods, Inc. and Key Bean, LLC.
1,493 square feet of 8600 S. Wilkinson Drive, Perrysburg, OH to Herb Thyme Farms, Inc. pursuant to that certain Sublease Agreement dated January 1, 2010, by and between GreenLine Foods, Inc. and Herb Thyme Farms, Inc., as amended on January 1, 2012.

205 Bryant Blvd., Rock Hill, SC 29732 to Herb Thyme Farms, Inc. as successor-in-interest to Herbal Gardens, Inc. pursuant to that certain Lease Agreement dated November 28, 2006 by and between GreenLine South Carolina Properties, LLC and Herb Thyme Farms, Inc. as successor-in-interest to Herbal Gardens, Inc., as amended on April 1, 2008 and January 31, 2012.

Purchase Options, Rights of First Refusal, or Other Similar Rights

None.

SCHEDULE 3.12
ENVIRONMENTAL

1.           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

None.

SCHEDULE 3.15
LABOR RELATIONS

1           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

None.

SCHEDULE 3.16
INTELLECTUAL PROPERTY

1.           Cal Ex Trading Company and Apio, Inc.

Trademarks and Trademark Application

Registered Owner	Country	Trademark	Status	Application/Registration Number	Filing/Registration Date
Apio, Inc.	Canada	BREATHEWAY	Registered	TMA665741	Jun 6 2006
Apio, Inc.	Canada	EAT SMART	Registered	TMA700914	Nov 15 2007
Apio, Inc.	Canada	EAT SMART	Registered	TMA585156	Jul 14 2003
Apio, Inc.	Canada	MATRIX DESIGN	Registered	TMA670883	Aug 23 2006
Apio, Inc.	CTM	BREATHEWAY	Registered	004436028	Jul 12 2006
Apio, Inc.	El Salvador	EAT SMART	Registered	55	Apr 1 2003
Apio, Inc.	Guatemala	EAT SMART	Registered	123421	Apr 22 2003
Apio, Inc.	Japan	CAL EX	Registered	4608482	Sep 27 2002 (Renewal due)
Apio, Inc.	Japan	EAT SMART	Registered	4565183	May 10 2002
Apio, Inc.	Mexico	EAT SMART	Registered	787862	Apr 24 2003 (Renewal due)
Apio, Inc.	Philipines	CASINO	Registered	42000008194	Dec 5 2004
Apio, Inc.	Taiwan	CASINO	Registered	00986673	Feb 16 2002
Apio, Inc.	U.S.	BREATHEWAY	Registered	3133571	Aug 22 2006 (8 & 15 due)
Apio, Inc.	U.S.	CAL EX	Registered	2423247	Jan 23 2001
Apio, Inc.	U.S.	CASINO	Registered	2549383	Mar 19 2002 (renewed)
Apio, Inc.	U.S.	CLEARLY FRESH	Registered	3902233	Jan 4 2011
Apio, Inc.	U.S.	EAT SMART	Registered	3441896	Jun 3 2008
Apio, Inc.	U.S.	EAT SMART	Registered	3297565	Sep 25 2007
Apio, Inc.	U.S.	EAT SMART	Registered	2580711	Jun 18 2002
Apio, Inc.	U.S.	EXTENDS FRESHNESS NATURALLY	Registered	3438390	May 27 2008
Apio, Inc.	U.S.	EXTENDS FRESHNESS NATURALLY	Registered	3359708	Dec 25 2007
Apio, Inc.	U.S.	FRESH GATHERINGS	Registered	4084888	Jan 10 2012
Apio, Inc.	U.S.	LUCKY 21	Registered	3471591	Jul 22 2008
Apio, Inc.	U.S.	Matrix design	Registered	3151380	Oct 3 2006 (8 & 15 due)
Apio, Inc.	U.S.	SUPERBROCC	Pending	85/518, 715	1/18/2012
Apio, Inc.	U.S.	SUPERBROCCOLI	Pending	85/518, 717	1/18/2012
Apio, Inc.	U.S.	Vegetable tray design	Registered	3125057	Aug 1 2006 (8 & 15 due)
Apio, Inc.	U.S.	COCINA FRESCA	Pending	851316, 610	OA Response Due 5/10/11
Apio, Inc.	U.S.	Sales es Vida	Pending	85/587, 214	4/3/2012
Apio, Inc.	U.S.	Fiestas Frescas	Pending	85/573, 072	3/19/2012

Patents and Patent Applications

Docket	Subject Matter	Country	App. No.	Patent No. or status
9209-1JP	Food Package	Japan	JPA 4-502393	JP61502
10621-1DE	Gas-permeable Membrane	Germany	EPA9691638.6, ex PCT/US96/07939 (W096/38495)	EP828,783
10621-1FR	as 10621-1FR	France	as 10621-1DE	EP828,783
10621-1GB	as 10621-1FR	Gt. Britain	as 10621-1DE	EP828,783
10621-1JP	Gas-permeable Membrane	Japan	JPA 536626, ex PCT as 10621- 1DE	4,040,678
10621-1EP1	MAP-Gas- permeable Membrane	EP (CH-DE-FR-GB-IT-LI-NL designated)	EPA01205128 (div of EPA9691638.6)	1,215,229
10621-1DE1	MAP Gas-permeable Membrane	Germany	EPA01205128	1,215,229
10621-1FR1	MAP Gas-permeable Membrane	France	EPA01205128	1,215,229
10621-1GB1	MAP Gas-permeable Membrane	Great Britain	EPA01205128	1,215,229
10621-1IT1	MAP Gas-permeable Membrane	Italy	EPA01205128	1,215,229
10621-1NL1	MAP Gas-permeable Membrane	Netherlands	EPA01205128	1,215,229
10621-1JP1	MAP Gas-permeable Membrane	Japan	2007-079984	Pending
12521JP	Gas-permeable Membrane	Japan	JPA0-560790 ex PCTIUS99/16576 (WO 00/04787)	4,447,167
13282-1	Packaging of Bananas	USA	09/858,190 (priority from 60/325762)	8,110,232
13282-1CA	Packaging of Bananas	Canada	CAA 09,358 Ex PCT/US01/40732 (WO 01/92118)	2,409,358
13282-1EP	Packaging of Bananas	Europe	EPA 01959756.6 ex PCT as 13282-1CA
13282-1DE	Packaging of Bananas	Germany	01959756.6	1289855
13282-1GB	Packaging of Bananas	Great Britain	01959756.6	1289855
13282-1NL	Packaging of Bananas	Netherlands	01959756.6	1289855
13282-1JP	Packaging of Bananas	Japan	JPA 2001-588101 ex PCT as 13282-1CA	Pending
13282-1DE1	Packaging of Bananas	Germany	04027190.0	1516827
13282-1DK1	Packaging of Bananas	Denmark	04027190.0	1516827
13282-1FR1	Packaging of Bananas	France	04027190.0	1516827
13282-1GB1	Packaging of Bananas	Great Britain	04027190.0	1516827
13282-1NL1	Packaging of Bananas	Netherlands	04027190.0	1516827
13282-2	Packaging of respiring biological materials.	USA	09/989,682 CIP of 09/858,190	7,601,374
13282-2DE	Packaging of respiring biological materials.	Germany	02793966.9	1448068
13282-2DK	Packaging of respiring biological materials.	Denmark	02793966.9	1448068
13282-2FR	Packaging of respiring biological materials.	France	02793966.9	1448068
13282-2GB	Packaging of respiring biological materials.	Great Britain	02793966.9	1448068
13282-2NL	Packaging of respiring biological materials.	Netherlands	02793966.9	1448068
	Party Tray Cover	USA		0482280
14181	Party Tray	USA	10/222,435	7,083,818
14255-1	Gas-permeable Membranes	USA	10/742,548	7,329,452
14255-1CA	Gas-permeable Membranes	Canada	2510614	Pending
14255-1EP	Gas-permeable Membranes	Europe	03814267.5	1581438
14255-1DE	Gas-permeable Membranes	Germany	03814267.5	1581438
14255-1FR	Gas-permeable Membranes	France	03814267.5	1581438
14255-1GB	Gas-permeable Membranes	Great Britain	03814267.5	1581438
14752-1US	Packaging	USA	10/597,515	Pending
14752-1CA	Packaging	Canada	2554425	Pending
14752-1DE	Packaging	Germany	20 2004 021 139.4	Pending
14752-1EP	Packaging	Europe	4814227.7	Pending
14753-1US	Container	USA	10/596,754	Pending
16226-1US	Combinations of Atmosphere Control Members	USA	11/989,513	Pending
16226-1CA	Combinations of Atmosphere Control Members	Canada	2,616,847	Pending
16226-1EP	Combinations of Atmosphere Control Members	Europe	06788895.8	Pending
16226-1JP	Combinations of Atmosphere Control Members	Japan	2008-524225	Pending

Copyrights and Copyright Applications

None.

Trade Secrets

None.

Internet Domain Names

Domain Name	Status
www.breatheway.com	Active
www.calextrading.com	Inactive
www.apioinc.com	Active
www.eatsmartnews.com	Inactive
www.eat-smart.net	Active
www.eatsmartrecipes.com	Inactive
www.eatsmartfreshfoods.com	Inactive
www.veggiecated.com	Inactive
www.myfreshvegetables.com	Inactive
www.visiteatsmart.com	Inactive
www.myeatsmart.com	Inactive
www.clearlyfreshbags.com	Active
www.eatsmartbeneforte.com	Active
www.goeatsmart.com	Inactive
www.superbroccoli.com	Inactive

2.           Greenline Entities

Trademarks and Trademark Applications

MARK	APPLN NO.	FILED	REGN NO.	REGN DATE	OWNER	STATUS
SIDE KITS	85/180153	11/18/10			GreenLine Foods, Inc.	Allowed
SUNSHINE BLEND	76/112089	8/18/00	2648130	11/12/02	GreenLine Foods, Inc.	Registered
GL & DESIGN	74/306199	8/21/92	1768811	5/4/93	GreenLine Foods, Inc.	Registered
REENLINE	73/650197	3/19/87	1460274	10/06/87	GreenLine Foods, Inc.	Registered
MASHABLES	77/307765	10/18/07	3502880	9/16/08	GreenLine Foods, Inc.	Registered

Patents and Patent Applications

TITLE	APPLN NO.	FILED	REGISTERED	Current Owner	STATUS
Method of Preparing Green Beans and the Resulting Product	12395055	12/20/1991	4/6/1993	Greenline Foods, inc.	Registered
AUTOMATIC DEFECT DETECTOR AND REJECTER	12395055	2/27/09	N/A	Greenline Foods, Inc.	Pending

Copyrights and Copyright Applications

Title	Regn No.	Regn Date	Owner
FRENCH BEANS LABEL	VA 1664798	5/29/08	GreenLine Foods, Inc.
MASHABLES BUTTERNUT SQUASH	VA 1713914	6/4/08	GreenLine Foods, Inc.
HARICOT VERT FRENCH BEANS LABEL	VA 1655108	5/27/08	GreenLine Foods, Inc.
ZUCCHINI SQUASH PACKAGING	VA 1664797	5/29/08	GreenLine Foods, Inc.

Domain Names

Domain Name	Status
greenlinefoods.com	Active
greenlinebeans.com	Inactive
greenlinefoods.info	Inactive
greenlinefoods.net	Inactive
greenlinefoods.org	Inactive
greenlinelogistics.com	Inactive

SCHEDULE 3.19
VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

1.           Cal Ex Trading Company and Apio, Inc.

Partnerships and Joint Ventures

Entity	Entity	Interest
Apio, Inc.	Apio Cooling A California Limited Partnership	Apio, Inc. is general partner of and has a 60% interest Apio Cooling.
Apio, Inc.	Heger Farms	Apio, Inc. owns a 50% equity interest in Heger Farms’ 2011/2012 broccoli crop.
Apio, Inc.	Mainas Farms	Apio, Inc. owns a 50% equity interest in Mainas Farms’ 2011/2012 broccoli crop.

Capitalization

Entity	Issued and Outstanding Stock	Holder	Percentage of Stock Owned by Holder
Apio, Inc.	100 Common Shares	Landec Corporation	100%
Cal Ex Trading Company	1,000 Common Shares	Apio, Inc.	100%
Apio Cooling A California Limited Partnership	30 Limited Partnership Units (defined in the Limited Partnership Agreement as a limited partnership interest representing a total Capital Contribution of $10,000).	Apio, Inc.	60% of Units and General Partner

Organizational Chart

Entity	State of Formation	Ownership
Landec Corporation	Delaware
Apio, Inc.	Delaware	Owned 100% by Landec Corporation.
Cal Ex Trading Company	Delaware	Owned 100% by Apio, Inc.
Apio Cooling A California Limited Partnership	California	Apio, Inc. is General Partner and owns 60%.

Pre-emptive or Other Outstanding Rights to Purchase, Option, Warrants, or Similar Rights

None.

Agreements Requiring Credit Party to Issue, Sell or Redeem Stock or Stock Equivalents

None.

2.           Greenline Entities

Partnerships and Joint Ventures

Publix 5 Brothers arrangement pursuant to which 5 Brothers acts as the main sales contact between Greenline and Publix.  5 Brothers takes orders for processed beans from Publix and Greenline fills said orders and bills 5 Brothers for these sales.

Organizational Chart and Capitalization

Entity	State of Formation	Ownership of All Issued and Outstanding Stock
GreenLine Holding Company	Delaware	Owned 100% by Apio, Inc.
GreenLine Foods, Inc.	Ohio	Owned 100% by GreenLine Holding Company.
GreenLine Logistics, Inc.	Ohio	Owned 100% by GreenLine Foods, Inc.
GreenLine South Carolina Properties, LLC	Ohio	Owned 100% by GreenLine Foods, Inc.

Pre-emptive or Other Outstanding Rights to Purchase, Option, Warrants, or Similar Rights

None.

Agreements Requiring Credit Party to Issue, Sell or Redeem Stock or Stock Equivalents

None.

SCHEDULE 3.20
JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

1           Cal Ex Trading Company and Apio, Inc.

Entity	Type of Organization	State of Organization	Organization File Number	Chief Executive Office	Prior Organizational Jurisdictions and Legal Names (prior 5 years)
Apio, Inc.	Corporation	Delaware	2863977	4575 W. Main St. Guadalupe, CA 93434	Apio Acquisition Corporation, a Delaware corporation
Cal Ex Trading Company	Corporation	Delaware	3513748	4575 W. Main St. Guadalupe, CA 93434	None.

2.           Greenline Entities

Entity	Type of Organization	State of Organization	Organization File Number	Chief Executive Office	Prior Organizational Jurisdictions and Legal Names (prior 5 years)
GreenLine Holding Company	Corporation	Delaware	4198769	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551	None.
GreenLine Foods, Inc.	Corporation	Ohio	1642181	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551	None.
GreenLine Logistics, Inc.	Corporation	Ohio	1094684	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551	None.
GreenLine South Carolina Properties, LLC	Limited Liability Company	Ohio	1404935	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551	None.

SCHEDULE 3.21
LOCATIONS OF INVENTORY, EQUIPMENT AND BOOKS AND RECORDS

1           Cal Ex Trading Company and Apio, Inc.

Books and Records

Entity	Location
Apio, Inc.	4575 W. Main St. Guadalupe, CA 93434
Cal Ex Trading Company	4575 W. Main St. Guadalupe, CA 93434

Owned and Leased Property Containing Inventory and Equipment

Entity	Location
Apio, Inc.	4575 W. Main St., Guadalupe, CA 93434
Apio, Inc.	4595 W. Main St., Guadalupe, CA 93434
Cal Ex Trading Company	290 Station Way Ste. B, Arroyo Grande, CA 93420

Third Party Collateral Locations

Entity	Location
CCL Label (Apio, Inc.)	1209 W. Bailey St., Sioux Falls, SD 57117
Ortec Incorporated (Apio, Inc.)	505 Gentry Memorial Highway, Easley, SC 29640
Sunrise Logistics, Inc.(Apio, Inc.)	400 Wabash Rd., Ephrata, PA 17522
Coast Poly, LLC (Apio, Inc.)	4980 Statz Street, Ste. 130, Las Vegas, NV 89081
Santa Maria Self Storage (Apio, Inc.)	1100 Tama Ln., Santa Maria, CA 93454
DermaMed Coatings Company, LLC (Apio, Inc.)	381 Geneva Ave., Tallmadge, OH 44278

2.           Greenline Entities

Books and Records

Entity	Location
GreenLine Holding Company	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551
GreenLine Foods, Inc.	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551
GreenLine Logistics, Inc.	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551
GreenLine South Carolina Properties, LLC	8600 S. Wilkinson Way, Suite G Perrysburg, OH 43551

Owned and Leased Property Containing Inventory and Equipment

Entity	Location
GreenLine Foods, Inc.	12700 S. Dixie Highway, Bowling Green, OH 43402
GreenLine Foods, Inc. (leased to GreenLine Florida Properties, LLC_	9095 17th Place, Vero Beach, FL 32966
GreenLine Foods, Inc. (leased to GreenLine Farms, LLC)	P-501 Rd. 2, McClure, OH 43534
GreenLine Foods, Inc. (subleased to Keystone Bean, LLC)	26 Industrial Dr., Hanover, PA 17331
GreenLine Foods, Inc.(leased to ADR Bulbs, Inc.)	49 Black Meadow Road, Chester, NY 10918
GreenLine Foods, Inc. (leased to Herb Thyme Farms, Inc.)	7909 S. Crossway Drive, Pico Rivera, CA 90660
GreenLine Foods, Inc. (leased to Herb Thyme Farms, Inc.)	205 Bryant Blvd., Rock Hill, SC 29732

Third Party Collateral Locations

Entity	Location
Bellcas Exportando S.A.	KM 47 Carretera Interamericana Sumpango, Sacatepequez, Guatemala
Cooperativa Agricola Integal Uion de Cuatro Pinos, R.L.	Calle 4 Pinos, Zona 1, Santiago, Sacatepequez, Guatemala

SCHEDULE 3.23
GOVERNMENT CONTRACTS

1.           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

None.

SCHEDULE 3.25
BONDING

1.           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

None.

SCHEDULE 3.26
PURCHASE AGREEMENT

(See attached)

[Attached as separately as Exhibit 10.1 to the Form 8-K]

Schedule 4.15

Post-Closing Obligations

OBLIGATION / DELIVERABLE	DUE DATE
Agent shall have received the original stock certificate for GLI, together with an appropriate stock power executed in blank	4/26/12
Agent shall have received certificates of insurance naming Agent as additional insured with respect to all of GLI’s property and liability insurance, together with loss payee endorsements with respect to all of GLI’s property insurance, all as required in accordance with Section 4.6(a)
4/26/12
Agent shall have received the legal opinion of special Ohio counsel for GLI in form and substance reasonable satisfactory to Agent	4/30/12
Agent shall have received the Master Agreement for Standby Letters of Credit, duly executed by each Borrower	4/27/12
Agent shall have received the Deposit Account Control Agreement with respect to the deposit account of GLI maintained at KeyBank, duly executed by GLI and KeyBank	4/30/12
Agent shall have received a collateral access agreement in form and substance satisfactory to Agent with respect to Apio’s leased location in Perrysburg, Ohio	7/23/12
Borrower shall use reasonable commercial efforts to deliver to Agent collateral access agreements in form and substance satisfactory to Agent with respect to Apio’s leased locations in (a) Vero Beach, FL, (b) Pico Rivera, CA, (c) Henry County, OH, and (d) Chester, NY
7/23/12

SCHEDULE 5.1
LIENS

1.           Cal Ex Trading Company and Apio, Inc.

None.

2.           Greenline Entities

The following liens will be terminated on the Closing Date:

Secured Party	Debtor	Jurisdiction	Date of Filing	Filing No.	Collateral
KeyBank National Association	GL Holdings	Delaware SOS	9/22/06; continued 4/13/11	63283306; 1381220	All assets
	GL Foods	Ohio SOS	9/22/06; continued 4/13/11 9/22/06; continued 4/13/11	OH00106894313; 20111030117 OH00106894424; 20111030116	All assets
		Ohio SOS	9/22/06; continued 4/13/11	OH00106894424; 20111030116	All assets
		York County, PA	11/20/07	Book 1934, Page 121
All equipment, machinery, furniture, building materials and all other goods in which Debtor has, and which are or are to become fixtures related to real property at specific location (26 Industrial Dr, Hanover, PA)

		Wood County, OH	11/28/07	2007 00303
All equipment, machinery, furniture, building materials and all other goods in which Debtor has, and which are or are to become fixtures related to real property at specific location (12700 S Dixie Hwy, Bowling Green, OH)

	GL Logistics	Ohio SOS	9/22/06; continued 4/13/11	OH00106894535; 20111030075	All assets
	GL South Carolina	Ohio SOS	9/22/06; continued 4/13/11	OH00106894757; 20111030080	All assets

SCHEDULE 5.4
INVESTMENTS

1.           Cal Ex Trading Company and Apio, Inc.

Credit Party	Entity	Interest
Apio, Inc.	Windset Holdings 2010 Ltd., a Canada corporation	Apio, Inc. holds 150,000 senior preferred shares and 201 common shares of Windset.
Apio, Inc.	Apio Cooling A California Limited Partnership	Apio, Inc. is general partner of and has a 60% equity interest in Apio Cooling.
Apio, Inc.	Heger Farms	Apio, Inc. owns a 50% equity interest in Heger Farms’ 2011/2012 broccoli crop.
Apio, Inc.	Mainas Farms	Apio, Inc. owns a 50% equity interest in Mainas Farms’ 2011/2012 broccoli crop.
Apio, Inc.	Cal Ex Trading Company	Owned 100% by Apio, Inc.

2.           Greenline Entities

Apio, Inc. will acquire all of the equity interest in GreenLine Holding Company simultaneously with Closing:

Entity	State of Formation	Ownership
GreenLine Holding Company	Delaware
GreenLine Foods, Inc.	Ohio	Owned 100% by GreenLine Holding Company.
GreenLine Logistics, Inc.	Ohio	Owned 100% by GreenLine Foods, Inc.
GreenLine South Carolina Properties, LLC	Ohio	Owned 100% by GreenLine Foods, Inc.

SCHEDULE 5.5
INDEBTEDNESS

1.           Cal Ex Trading Company and Apio, Inc.

Credit Parties	Obligation	Amount	Description
Apio, Inc. and Cal Ex Trading Company	Continuing Guarantee	$16,166,666.74	Credit Agreement, dated as of April 30, 2010, between Wells Fargo Bank, National Association and Lifecore Biomedical, LLC.

2.           Greenline Entities

None.

SCHEDULE 5.6
TRANSACTIONS WITH AFFILIATES

1.           Cal Ex Trading Company and Apio, Inc.

Windset Holdings 2010 Ltd., a Canadian corporation (“Windset”)

1.
The Chairman of Apio and Windset entered into a land lease in July 2009, which included an option to purchase the land in Santa Maria, California for $10.5 million.  Windset exercised its option to purchase the land from the Apio Chairman on March 2, 2011.  Windset intends to initially construct 64 acres of indoor vegetable production along with the required support facilities for growing, harvesting, grading and selling numerous varieties of hydroponically grown tomatoes.

2.	Apio purchases produce from Windset.
3.	Apio plans to sell Windset packaging membranes in the future, and Windset must purchase a certain amount of membranes, or pay Apio minimum dollar thresholds.

Beachside Produce LLC, a California limited liability company (“Beachside”)

1.	Beachside is owned by a group of entities and persons, including the Apio Chairman.
2.	Apio purchases produce from and provides services to Beachside.
3.	Beachside purchases produce and services from and provides services to Apio.

Heger Farms and Mainas Farms (See Schedules 3.19 and 5.4)

1.	Apio, Inc. owns a 50% equity interest in Heger Farms’ 2011/2012 broccoli crop.
2.	Apio, Inc. owns a 50% equity interest in Mainas Farms’ 2011/2012 broccoli crop.

2.           Greenline Entities

1.	Greenline purchases beans from a related party, Rettig Farms, Inc. The owner of Rettig Farms, Inc. is related to Jeffrey Rettig, a shareholder and officer of the Company.

SCHEDULE 5.9
CONTINGENT OBLIGATIONS

1.           Cal Ex Trading Company and Apio, Inc.

Credit Parties	Obligation	Amount	Description
Apio, Inc. and Cal Ex Trading Company	Continuing Guarantee	$16,166,666.74	Credit Agreement, dated as of April 30, 2010, between Wells Fargo Bank, National Association and Lifecore Biomedical, LLC.

2.           Greenline Entities

None.

SCHEDULE 11.1
PRIOR INDEBTEDNESS

1.           Cal Ex Trading Company and Apio, Inc.

Credit Parties	Obligation	Amount	Description
Apio, Inc. and Cal Ex Trading Company	Continuing Guarantee	$16,166,666.74	Credit Agreement, dated as of April 30, 2010, between Wells Fargo Bank, National Association and Lifecore Biomedical, LLC.

2.           Greenline Entities

Company Debt

1.	Revolver Balance under the Senior Credit Agreement (Key Bank).
2.	Term Loan B plus accrued interest under the Senior Credit Agreement (Key Bank).
3.	Term Loan C plus accrued interest under the Senior Credit Agreement (Key Bank).
4.	Promissory Notes dated September 21, 2006 plus PIK and accrued interest under the Subordinated Note and Warrant Purchase Agreement (Warrantholders).
5.	Subordinated PIK Promissory Notes dated March 31, 2010 plus accrued interest (George S. Benson, David Waterman and Riverside).
6.	Interest on Fee Letter Guaranty (participating shareholders).
7.	Capitalized lease obligations under that certain Lease Agreement dated August 22, 2001 with Interstate Lift Trucks, as assigned to Toyota Motor Credit Corporation.
8.	Riverside Deferred Advisory Agreement Fees.
9.	Nevada lease accruals.
10.	$971,000 related to the termination of Greenline’s College Park, Georgia facility.

Related Party Payables Incurred in the Ordinary Course

1.	Vero Beach, Florida Rent - Twyman family (GreenLine Florida Properties, LLC).
2.	Green Bean Purchases - Rettig farms
3.	Pico Rivera, California Lease / Utilities – Herb Thyme Farms, Inc.
4.	McClure, Ohio Farm Rent - Twyman family (GreenLine Farms, LLC).

EXHIBIT 1.1(b)
TO
CREDIT AGREEMENT

FORM OF L/C REQUEST

[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below

_________ __, 20__

Re:	Apio, Inc., Cal Ex Trading Company and GreenLine Logistics, Inc. (the “Borrowers”)

Reference is made to that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

Borrower Representative, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section 1.1(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $________, to be issued on ________, ____ (the “Issue Date”) with an expiration date of _________, ____.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

11.5           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without the duplication of any materiality qualifier contained therein) as of such earlier date;

11.6           no Default or Event of Default has occurred and is continuing; and

11.7           the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

1.1(b)-1

IN WITNESS WHEREOF, Borrower Representative has caused this L/C Request to be issued as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

1.1(b)-2

EXHIBIT 1.1(C)
TO
CREDIT AGREEMENT

Form of SwingLine Request

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_________ __, ____

Re:	Apio, Inc., Cal Ex Trading Company and GreenLine Logistics, Inc. (the “Borrowers”)

Reference is made to that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice pursuant to Section 1.1(c) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:

A.           The date of the Proposed Advance is __________, ____ (the “Funding Date”).

B.            The aggregate principal amount of Proposed Advance is $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i)            the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

1.1(c)-1

(ii)           the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(iii)          no Default or Event of Default is continuing.

[remainder of page intentionally left blank]

1.1(c)-2

IN WITNESS WHEREOF, Borrower Representative has caused this Swingline Request to be issued as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

1.1(c)-3

EXHIBIT 1.6
TO
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent under the Credit Agreement referred to below

_________ __, ____

Re:	Apio, Inc., Cal Ex Trading Company and GreenLine Logistics, Inc. (the “Borrowers”)

Reference is made to that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following (the “Proposed Conversion/Continuation”):

11.8           i.           a continuation, on ________, ____, as LIBOR Rate Loans having an Interest Period of ___ months of Revolving Loans in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;

11.9           ii.           a conversion, on ________, ____, to LIBOR Rate Loans having an Interest Period of ___ months of Revolving Loans in an aggregate outstanding principal amount of $_________; and1

11.10           iii.           a conversion, on ________, ____, to Base Rate Loans, of Revolving Loans in an aggregate outstanding principal amount of $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Conversion/Continuation:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(ii)           the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(iii)           no Default or Event of Default is continuing.

[remainder of page intentionally left blank]

1 Cannot be used prior to the Syndication Completion Date.

1.6-1

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation to be issued as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

1.6-2

Exhibit 2.1
To
Credit Agreement

Revolving Facility

CREDIT AGREEMENT

Dated as of April 23, 2012

by and among

APIO, INC., CAL EX TRADING COMPANY and GREENLINE LOGISTICS, INC.,
as the Borrowers

THE OTHER PERSONS PARTY THERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY THERETO,
as Lenders (under the Revolving Credit Facility)

Set forth below is a Closing Checklist which lists documents and information delivered in connection with the Credit Agreement (“Credit Agreement”) listed herein as Document No. 1, the other Loan Documents and the transactions contemplated thereunder.  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement and all section references herein are to Sections of the Credit Agreement, unless otherwise indicated.  All documents are dated as of April 23, 2012 unless otherwise indicated.

I.           PARTIES

A.	GE Capital ― General Electric Capital Corporation, a Delaware corporation

B.	Agent ― GE Capital, as Agent

C.	Lender ― GE Capital Financial Inc, as Lender

D.	Borrowers: Apio, Inc., a Delaware corporation (“Apio”), Cal Ex Trading Company, a Delaware corporation (“Cal Ex”), and GreenLine Logistics, Inc. (“GL Logistics”)

E.	Title Co. ― First American Title Insurance Company

F.	Wells ― Wells Fargo Capital Finance, LLC, agent to Borrowers under Lifecore credit agreement

II.           COUNSEL

A.	MWE ― McDermott Will & Emery LLP, counsel to Agent under the Revolving Credit Facility

B.	KR ― Kutak Rock LLP, counsel to Agent under the Real Estate Term Loan Facility

C.	Orrick ― Orrick, Herrington & Sutcliffe LLP, counsel to Borrowers

D.	GK ― Godfrey & Kahn S.C., counsel to Borrowers

E.	JD ― Jones Day, counsel to Target

LEGEND:

☐	Signature page outstanding
☒	Electronic signature page received
☑	Original signature page received

C (_/_)	Comments (date)
D (_/_)	Draft/Distribution (date)
TBD	To Be Drafted/To Be Delivered

Action or Document	Responsible Party	Executed by	Status
DILIGENCE DOCUMENTS
Due Diligence Request List	Orrick / GK	---	Complete.
Supplemental FDA Due Diligence Request List	Orrick / GK	---	Complete.
Perfection Certificate	Orrick / GK	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
PRINCIPAL LOAN DOCUMENTS
Credit Agreement	MWE	☑ Apio ☑ Cal Ex ☑ Agent ☑ Lender ☑ GL Logistics	Complete.
Schedules to the Credit Agreement	---	---	---
(i)Schedule 1.1(a) – Revolving Loan Commitments	MWE	---	Final Form.
(ii)Schedule 3.5 – Litigation	Borrowers	---	Final Form.
(iii)Schedule 3.7 – ERISA	Borrowers	---	Final Form.
(iv)Schedule 3.9 – Ownership of Property; Liens	Borrowers	---	Final Form.
(v)Schedule 3.12 – Environmental	Borrowers	---	Final Form.
(vi)Schedule 3.15 – Labor Relations	Borrowers	---	Final Form.
(vii)Schedule 3.16 – Intellectual Property	Borrowers	---	Final Form.
(viii)Schedule 3.18 – Insurance	Borrowers	---	See Disclosure Letter.
(ix)Schedule 3.19 – Ventures, Subsidiaries and Affiliates; Outstanding Stock	Borrowers	---	Final Form.
(x)Schedule 3.20 – Jurisdiction of Organization; Chief Executive Office	Borrowers	---	Final Form.
(xi)Schedule 3.21 – Locations of Inventory, Equipment and Books and Records	Borrowers	---	Final Form.
(xii)Schedule 3.23 – Government Contracts	Borrowers	---	Final Form.
(xiii)Schedule 3.25 – Bonding	Borrowers	---	Final Form.
(xiv)Schedule 3.26 – Purchase Agreement	Borrowers	---	Final Form.
(xv)Schedule 4.15 – Post-Closing Obligations	MWE	---	Final Form.
(xvi)Schedule 5.1 – Liens	Borrowers	---	Final Form.
(xvii)Schedule 5.4 – Investments	Borrowers	---	Final Form.
(xviii)Schedule 5.5 – Indebtedness	Borrowers	---	Final Form.
(xix)Schedule 5.6 – Transactions with Affiliates	Borrowers	---	Final Form.
(xx)Schedule 5.9 – Contingent Obligations	Borrowers	---	Final Form.
(xxi)Schedule 11.1 – Prior Indebtedness	Borrowers	---	Final Form.
Exhibits to the Credit Agreement	---	---	---
(i)Exhibit 1.1(b) – Form of L/C Request	MWE	---	Final Form.
(ii)Exhibit 1.1(c) – Form of Swing Loan Request	MWE	---	Final Form.
(iii)Exhibit 1.6 – Form of Notice of Conversion/Continuation	MWE	---	Final Form.
(iv)Exhibit 2.1 – Closing Checklist	MWE	---	Final Form.
(v)Exhibit 4.2(b) – Form of Compliance Certificate	MWE	---	Final Form.

1

Action or Document	Responsible Party	Executed by	Status
(vi)Exhibit 11.1(a) – Form of Assignment	MWE	---	Final Form.
(vii)Exhibit 11.1(b) – Form of Borrowing Base Certificate	MWE	---	Final Form.
(viii)Exhibit 11.1(c) – Form of Notice of Borrowing	MWE	---	Final Form.
(ix)Exhibit 11.1(d) – Form of Revolving Note	MWE	---	Final Form.
(x)Exhibit 11.1(e) – Form of Swingline Note	MWE	---	Final Form.
Revolving Note by Borrowers to GE Capital from:	---	---	---
Apio, Cal Ex and GL Logistics	MWE	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
Swingline Note by Borrowers to GE Capital from:	---	---	---
Apio, Cal Ex and GL Logistics	MWE	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
Master Intercompany Subordinated Note	MWE	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
Endorsement to Agent	MWE	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
Subordinated Promissory Note	Orrick	☒ Apio ☒ Parent	Complete.
SECURITY DOCUMENTS
Guaranty and Security Agreement	MWE	☑ Apio ☑ Cal Ex ☑ Agent ☑ GL Logistics	Complete.
Annexes to Guaranty and Security Agreement	---	---	---
Annex 1 – Form of Pledge Amendment	MWE	---	Final Form.
Annex 2 – Form of Joinder Agreement	MWE	---	Final Form.
Annex 3 – Form of Intellectual Property Security Agreement	MWE	---	Final Form.
Schedules to Guaranty and Security Agreement	---	---	---
Schedule 1 – Commercial Tort Claims	Borrowers	---	Final Form.
Schedule 2 – Filings	Borrowers	---	Final Form.
Schedule 3 – Pledged Collateral	Borrowers	---	Final Form.
Landec Pledge Agreement	MWE	☑ Agent ☑ Parent	Complete.
(i) Acknowledgement of Borrower	MWE	☑ Apio	Complete.
Trademark Security Agreements	MWE	☑ Agent ☑ Apio	Complete.
Patent Security Agreements	MWE	☑ Agent ☑ Apio	Complete.
Copyright Security Agreements	MWE	☑ Agent ☑ Apio	Complete.
Delivery of Stock/Membership Certificates and Blank Stock Powers/Assignments of LLC Membership Interests in Blank as described on Exhibit A attached hereto
☑ Apio (☑ Power)
☑ Cal Ex (☑ Power)
☑ Windset Preferred (☑ Power)
☑ Windset Common (☑ Power)
☒ GL Logistics (☒ Power)
	Orrick	---

2

Action or Document	Responsible Party	Executed by	Status
Declaration of Lost Certificate and Indemnity Agreement	Orrick	☑ Apio
Deposit Account Control Agreements from the following institutions:	---	---	---
KeyBank	Orrick	☒ Account Holder ☒ Agent ☒ Depository Bank	Complete.
Wells Fargo	Orrick	☒ Account Holder ☒ Agent ☒ Depository Bank	Complete.
Securities Account Control Agreements from the following institutions:	---	---	---
Wells Fargo	Orrick	☒ Account Holder ☒ Agent ☒ Securities Intermediary	Complete.
Assignment of Representations, Warranties, Covenants and Indemnities with respect to the Purchase Agreement	MWE	☑ Apio ☑ Agent	Complete.
FILINGS AND SEARCHES (PERSONAL PROPERTY)
UCC searches in each of the locations and against each of the Credit Parties identified on Exhibit B attached hereto	MWE / Orrick / GK	---	Complete.
UCC financing statements naming Agent as Secured Party and each Credit Party as Debtor filed in the jurisdictions described on Exhibit B attached hereto:	MWE	---	Complete.
CORPORATE AND ORGANIZATIONAL DOCUMENTS
Secretary’s Certificate of each of the following certifying to (a) articles/certificate of formation, as applicable, and all amendments thereto, certified by the secretary of the state of incorporation, (b) bylaws/operating agreement, as applicable, and all amendments thereto, (c) resolutions and (d) the incumbency and signatures of the officers or representatives executing the Credit Agreement and the other Loan Documents
	---	---	---
Parent	Orrick	☑ Officer ☑ Officer ☑ Incumbency	Complete.
Apio and Cal Ex	Orrick	☑ Officer ☑ Officer ☑ Incumbency	Complete.
GL Logistics	Orrick	☑ Officer ☑ Officer ☑ Incumbency	Complete.
Resolutions		---	---
Parent	Orrick	---	Complete.
Apio	Orrick	---	Complete.
Cal Ex	Orrick	---	Complete.
GL Logistics	Orrick	☒ Directors of GL Logistics	Complete.
Certificates of good standing, foreign qualification to do business (or foreign equivalent thereof) of each Loan Party from the secretary of state indicated on Exhibit C	Orrick	---	South Carolina outstanding.
Certificate of a Responsible Officer of the Borrowers to the effect that (A) each condition set forth in Section 2.1 has been satisfied, (B) both the Credit Parties taken as a whole and the Borrower are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 4.10 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto and (C) attached thereto are complete and correct copies of the following Related Agreements
	Orrick	☒ Apio ☒ Cal Ex ☒ GL Logistics	Complete.

3

Action or Document	Responsible Party	Executed by	Status
Stock Purchase Agreement	Orrick	---	Final Form.
MISCELLANEOUS CLOSING DOCUMENTS
Wells Consent Letter	MWE	☒ Wells ☒ Parent Entities	Complete.
Fee Agreement	Orrick	☒ Parent ☒ Apio ☒ Lifecore	Complete.
Disclosure Letter	MWE	☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
(i)Funds Flow Memorandum (Section 3.8)	Borrowers	---	Complete.
(ii)Financial Statements (Section 3.11(a))	Borrowers	---	Complete.
(iii)Pro Forma (Section 3.11(b))	Borrowers	---	Complete.
(iv)Projections (Section 3.11(e))	Borrowers	---	Complete.
(v)Insurance (Section 3.18)	Borrowers	---	Complete.
(vi)Bank Accounts (Section 3.22)	Borrowers	---	Complete.
Real Estate Intercreditor Agreement	MWE	☑ Agent ☑ GE Capital ☑ Apio ☑ Cal Ex ☑ GL Logistics	Complete.
Intercompany Intercreditor Agreement	MWE	☑ Parent ☑ Apio ☑ Agent	Complete.
Borrowing Base Certificate	Credit Parties	☒ Apio	Complete.
Initial Notice of Borrowing	Credit Parties	☒ Apio	Complete.
Authorization Letter and Flow of Funds	Credit Parties	☑ Apio ☑ Cal Ex ☑ GL Logistics ☑ Apio Cooling ☑ Agent ☒ Riverside ☒ GreenLine Entities ☒ Title Co.	Complete.
Completed W-9 from:	Credit Parties	---	---
Title Co.	Orrick	---	Complete.
GL Logistics	Orrick	---	Complete.
Fee Letter	MWE	☒ Apio ☒ Agent	Complete.
Certificate(s) of Insurance together with loss payable endorsements designating Agent as loss payee and additional insured endorsements designating Agent and Lenders as additional insureds and certified copies of all insurance policies
	Orrick	---	Complete for Apio; post- closing for GreenLine per Schedule 4.15 to the Credit Agreement.
Property	Orrick	---	Complete.

4

Action or Document	Responsible Party	Executed by	Status
Liability	Orrick	---	Complete.
DEBT REPAYMENT DOCUMENTS
Payoff Letter executed and delivered by KeyBank National Association (“KeyBank”)	Orrick	☒ KeyBank ☒ GreenLine Entities ☒ Riverside Entities	Final Form.
[Landlord Waiver Terminations]	KR / KeyBank	[_____]
UCC Termination Statements listed on Exhibit D attached hereto	KR / KeyBank	---	Final Form.
Release of Security Agreement (trademarks)	KR / KeyBank	☐ KeyBank	Final Form.
Mortgage releases listed on Exhibit D hereto	KR / KeyBank	☐ KeyBank	Final Form.
OPINIONS OF COUNSEL
Orrick Opinion	Orrick	☑ Orrick	Complete.
(ii) Backup Certificate	Orrick	☒ Apio ☒ Cal Ex ☒ GL Logistics	Complete.
POST-CLOSING DELIVERABLES
Post-closing UCC searches	---	---	To be ordered post-closing.
Landlord Waivers	---	---	---
Vero Beach, FL	GK	☐ Landlord ☐ GL Foods ☐ Agent	In process.
Pico Rivera, CA	GK	☐ Landlord ☐ GL Foods ☐ Agent	In process.
Henry County, OH	GK	☐ Landlord ☐ GL Foods ☐ Agent	In process.
Chester, NY	GK	☐ Landlord ☐ GL Foods ☐ Agent	In process.
Perrysburg, OH	GK	☐ Landlord ☐ Tenant ☐ Agent	In process.
Evidence of Merger of GreenLine Entities into Apio	Orrick	---	Complete.
Ohio Local Counsel Opinion	OH Counsel	☐ OH Counsel	In process.
(iii) Backup Certificate	Orrick	☐ GL Logistics	In process.
Master Agreement for Standby Letters of Credit	MWE	☑ Apio ☑ Lender	In process.

5

EXHIBIT A

STOCK CERTIFICATES AND STOCK POWERS

Pledged Entity	Holder	Certificate No.	No. Shares	% Ownership	Original Stock Certificate?	Original Stock Power?
Apio	Landec	CS-27	100 Common Stock	100%	✓	✓
Cal Ex	Apio	CS-2	1000 Common Stock	100%	✓	✓
Windset Holdings 2010 Ltd.	Apio	SP-1	150,000 shares Senior Preferred Stock	100% of Senior Preferred Stock	✓	✓
		C-3	201 shares Common Stock	20% of Common Stock	✓	✓
GL Logistics	Apio	2	100 Common Stock	100%		✓

6

EXHIBIT B

LIEN SEARCHES AND FILING OFFICES

Debtor	Search Jurisdictions	Type of Search	Filing Office	Status
Parent	California SOS San Mateo County	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Revolver: California SOS	Complete.
Apio	Delaware SOS Santa Barbara County	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Revolver: Delaware SOS Real Estate: Delaware SOS Santa Barbara County	Complete.
Cal Ex	California SOS Santa Barbara County, CA	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Revolver: California SOS	Complete.
Apio Cooling	California SOS Santa Barbara County, CA	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Real Estate California SOS Santa Barbara County, CA	Complete.
Holdings
Delaware SOS

New Castle County, DE
York County, SC
York County, PA
Wood County, OH
New York County, NY
Fulton County, GA
Los Angeles County, CA
Indian River County, FL
Henry County, OH
Orange County, NY
		UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Delaware SOS	Complete.

7

Debtor	Search Jurisdictions	Type of Search	Filing Office	Status
GL Foods	Ohio SOS York County, SC York County, PA Wood County, OH Fulton County, GA Los Angeles County, CA Indian River County, FL Henry County, OH Orange County, NY	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Real Estate: Ohio SOS Wood County, OH York County, PA	Complete.
GL Logistics	Ohio SOS York County, SC York County, PA Wood County, OH Fulton County, GA Los Angeles County, CA Indian River County, FL Henry County, OH Orange County, NY	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Real Estate: Ohio SOS	Complete.
GL South Carolina	Ohio SOS York County, SC York County, PA Wood County, OH	UCC, federal and state tax liens, fixture filings, bankruptcy and judgment liens	Real Estate: Ohio SOS York County, SC	Complete.

8

EXHIBIT C

CHARTER AND ORGANIZATIONAL DOCUMENTS, GOOD STANDING CERTIFICATES AND FOREIGN QUALIFICATIONS TO DO BUSINESS

Entity	Jurisdiction of Organization	Good Standing and Foreign Qualification Certificates	Charter Documents	Governing Documents
Parent	California	☒ DE (☒ Tax) ☒ CA (☒ Tax)	☒ Certificate of Incorporation	☒ Bylaws
Apio	Delaware	☒ DE (☒ Tax) ☒ CA ☒ FL ☒ NY ☒ OH ☒ PA ☐ SC	☒ Certificate of Incorporation	☒ Bylaws
Apio Cooling	California	☒ CA	☒ Certificate of Limited Partnership	☒ Limited Partnership Agreement
Cal Ex	Delaware	☒ DE ☒ CA (☒ Tax)	☒ Certificate of Incorporation	☒ Bylaws
Holdings	Delaware	☒ DE (☒ Tax)	☒ Certificate of Incorporation	☒ Bylaws
GL Foods	Ohio	☒ OH	☒ Articles of Incorporation	☒ Bylaws
GL Logistics	Ohio	☒ OH	☒ Articles of Incorporation	☒ Corporation Registration
GL South Carolina	Ohio	☒ OH	☒ Articles of Organization	☒ LLC Agreement

9

EXHIBIT D

TERMINATIONS AND RELEASES

I.           UCC TERMINATIONS

Secured Party	Debtor	Jurisdiction	Date of Filing	Filing No.	Termination Date and Filing Number
KeyBank National Association	Holdings	Delaware SOS	9/22/06; continued 4/13/11	63283306; 1381220
	GL Foods	Ohio SOS	9/22/06; continued 4/13/11	OH00106894313; 20111030117
			9/22/06; continued 4/13/11	OH00106894424; 20111030116
			9/22/06; continued 4/13/11	OH00106894424; 20111030116
		York County, PA	11/20/07	Book 1934, Page 121
		Wood County, OH	11/28/07	2007 00303
	GL Logistics	Ohio SOS	9/22/06; continued 4/13/11	OH00106894535; 20111030075
			9/22/06; continued 4/13/11	OH00106894757; 20111030080
	GL South Carolina	York County, SC	9/26/2006	000315794
Key Equipment Finance Inc.	GL Foods	Ohio SOS	1/5/2006; continued 11/1/2010	OH00097356119; 20103050161
Raymond Leasing	GL Foods	Ohio SOS		OH00151406183
OH00151406294
GFC Leasing	GL Foods	Ohio SOS		OH00136332420
OH00127180870
Toyota Motor Credit Corporation	GL Foods	Ohio SOS		OH00119521430
OH00119521652
OH00119521763
OH00128409716
OH00129895605

10

II.           MORTGAGE RELEASES

Mortgagee	Mortgagor	Jurisdiction	Date of Recordation	Recordation Number	Termination Date and Recordation Number
KeyBank National Association	GL Foods (as successor in interest to Greenline Acquisition Co.)	Wood County, OH	9/26/2006	Vol. 2695, Page 940
			11/28/2007	Vol. 2799, Page 1078
			11/28/2007	Vol. 2799, Page 1095
		York County, PA	11/20/2007	Book 1934, Page 87
			11/20/2007	Book 1934, Page 106
	GL South Carolina	York County, SC	9/26/2006	Book 8430, Page 28
			9/26/2006	Book 8430, Page 11

11

EXHIBIT 4.2(b)

FORM OF COMPLIANCE CERTIFICATE

Apio, Inc., Cal Ex Trading Company and GreenLine Logistics, Inc.

Date: [_____ __, 20__]

This Compliance Certificate (this “Certificate”) is given by Apio, Inc., a Delaware corporation (“Apio”), as Borrower Representative (in such capacity, the “Borrower Representative”), pursuant to Section 4.2(b) of that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Borrower Representative, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower Representative and as such is duly authorized to execute and deliver this Certificate on behalf of Borrowers.  By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuer, on behalf of Borrowers, that:

(a)           the financial statements delivered with this Certificate in accordance with Sections 4.1(a) of the Credit Agreement, if applicable, fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Parent and its Subsidiaries as of the dates of and for the periods covered by such financial statements;

(b)           the financial statements delivered with this Certificate in accordance with Sections 4.1(b) of the Credit Agreement, if applicable, fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Apio and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject to normal year-end adjustments and the absence of footnote disclosure);

(b)           to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c)           Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement; and

(d)           since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)             changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ____________________________________;

(ii)            acquired substantially all of the assets of, or merged or consolidated with or into, any Person, except as follows: _________________________________________________; or

(iii)           changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: ____________________ _______________________________.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower Representative has caused this Compliance Certificate to be executed by one of its Responsible Officers as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

Note:  Unless otherwise specified, all financial covenants are calculated for Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

EXHIBIT A TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Covenant 6.1 Fixed Charge Coverage2

Fixed Charge Coverage is defined as follows:

Cash Flow (per Exhibit B)	$___________

Fixed Charges:

Net Interest Expense:  The sum of (a) gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for the Borrowers and their Subsidiaries on a consolidated basis, minus (b) interest income received in cash for such period
$___________

Plus:Scheduled principal payments of Indebtedness during such period	$___________

Other Restricted Payments paid in cash during such period (excluding (i) dividends from a Wholly-Owned Subsidiary of a Borrower to a Borrower or any Wholly-Owned Subsidiary of a Borrower and (ii) any payment by Apio under the Fee Agreement pursuant to Section 5.11 of the Credit Agreement)
$___________

Fixed Charges	$___________

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)	___________

Required Fixed Charge Coverage	_____ : 1.00

In Compliance	Yes/No

2 With respect to the Fiscal Charge Coverage Ratio for each fiscal month ending on or before March 31, 2013, the period of calculation shall commence on April 23, 2012, and end on the last day of such fiscal month.

EXHIBIT B TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Calculation of Cash Flow

EBITDA for the applicable period of measurement:	$___________

Less: Unfinanced Capital Expenditures (per Exhibit D)	$___________

Less: Taxes on or measured by income paid or payable in cash by Apio or Parent for or on behalf of Apio (pursuant to the Fee Agreement) during such period	$___________

Cash Flow (used in calculation of Fixed Charge Coverage)	$___________

EXHIBIT C TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

EBITDA

EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP (including amounts accrued or incurred in accordance with the Fee Agreement), but excluding: (a) the income (or loss) of any joint venture or other Person which is not a Subsidiary of a Borrower, except to the extent of the amount of dividends or other distributions actually paid to a Borrower or any of its Subsidiaries in cash by such Person during such period; (b) the undistributed earnings of any Subsidiary of any Borrower if the payment of dividends or similar distributions by that Subsidiary is not permitted by operation of the terms of its charter or of any agreement or Requirement of Law applicable to that Subsidiary; (c) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries or that Person’s assets are acquired by a Borrower or any of its Subsidiaries; (d) any net gain from the collection of life insurance proceeds; (e) any aggregate net gain, but not any aggregate net loss, from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrowers and their Subsidiaries, and related tax effects in accordance with GAAP; and (f) any other extraordinary gains or losses of a Borrower or its Subsidiaries, and related tax effects in accordance with GAAP
$___________

Plus: All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	$___________

Interest expense (less interest income) deducted in calculating net income (or loss) for such period	$___________

All taxes, accrued or payable, on or measured by income to the extent deducted in calculating net income (or loss) for such period	$___________

The amount of any non-cash deduction from net income as a result of any grant of Stock of Stock Equivalents to employees	$___________

Fees and expenses (i) incurred in connection with the Closing Date Acquisition to the extent disclosed to Agent or (ii) paid to Agent and Lenders in connection with the Agreement and the Other Loan Documents, in each case, to the extent (x) deducted in the calculation of net income (or loss) for such period and (y) such fees and expenses do not exceed $600,000
$___________

Minus:All tax credits	$___________

All non-cash income or gains (including without limitation, income arising from the cancellation of Indebtedness.)	$___________

EBITDA	$____________

EXHIBIT D TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Capital Expenditures

For purposes of calculating Cash Flow in Exhibit B, Capital Expenditures and Unfinanced Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations which should be capitalized under GAAP	$___________

Less: Net Proceeds from Dispositions and/or Events of Loss which a Borrower is permitted to reinvest pursuant to Section 1.8(b) and which are included above	$___________

To the extent included above, expenditures financed with cash proceeds from Excluded Equity Issuances	$___________

Capital Expenditures	$___________

Less:       Portion of Capital Expenditures financed under Capital Leases or with proceeds of other long term Indebtedness incurred substantially concurrently with such expenditure (Indebtedness, for this purpose, does not include drawings under the Revolving  Loan Commitment)
$___________

Permitted Unfinanced Capital Expenditures	$___________

EXHIBIT 11.1(a)
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between ___________ (“the Assignor”) and ___________ (“the Assignee”).

The parties hereto hereby agree as follows:

Borrower:	Apio, Inc., a Delaware corporation, Cal Ex Trading Company, a California corporation, and GreenLine Logistics, Inc., an Ohio corporation (the “Borrowers”)
Agent:	General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, “Agent”)
Credit Agreement:
Credit Agreement, dated as of April 23, 2012, among the Borrowers, Apio, Inc., as Borrower Representative, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____] 3
Effective Date:	_________, ____ 4

[remainder of page intentionally left blank]

3  Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

4 To be filled out by Agent upon entry in the Register.

11.1(a)-1

Section 1.                      Assignment.  Assignor hereby sells and assigns to Assignee, and  Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by  Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.                      Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Revolving Loan Commitments, the percentage of the Loans and Revolving Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.                      Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is an Affiliate or an Approved Fund of _______, a Lender, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement  (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

11.1(a)-2

Section 4.                      Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrowers and each L/C Issuer that is a Lender, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register.  The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.                      Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Revolving Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.                      Distribution of Payments.  On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.                      Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)           On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)           This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

11.1(a)-3

(d)           This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

 [remainder of page intentionally left blank]

11.1(a)-4

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

11.1(a)-5

ACCEPTED and AGREED to:

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
   Name:
   Title:

APIO, INC.,
as Borrower Representative

By:
   Name:
   Title:

[NAME OF L/C ISSUER]7

By:
Name:
Title:

11.1(a)-6

EXHIBIT 11.1(b)
to
CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

This Certificate is given by Apio, Inc., a Delaware corporation (“Borrower Representative”), pursuant to Section 4.2(d) of that certain Credit Agreement dated as of April 23, 2012, by and among Apio, Inc. (“Apio”), Cal Ex Trading Company, a Delaware corporation (“Cal Ex”), and GreenLine Logistics, Inc., an Ohio corporation (“GLI” and together with Apio and Cal Ex, each a “Borrower” and collectively, the “Borrowers”), Borrower Representative, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders and other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of [Apio][Cal Ex][GLI].  By executing this Certificate such officer of Borrower Representative hereby certifies to Agent and Lenders on behalf of [Apio][Cal Ex][GLI] and without personal liability that:

(a)	Attached hereto as Schedule 1 is a calculation of the Borrowing Base for the period ending on ______________ (the “Reporting Date”);

(b)	Based on such schedule, the Borrowing Base as of the Reporting Date is:

$_____________

(c)	The effective date of this Borrowing Base Certificate will be the date this Certificate is received by Agent.

[Remainder of page intentionally left blank]

11.1(b)-1

IN WITNESS WHEREOF, Borrower Representative has caused this Borrowing Base Certificate to be executed as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

11.1(b)-2

EXHIBIT 11.1(c)
TO
CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_______________ __, ____

Re:           Apio, Inc., Cal Ex Trading Company and GreenLine Logistics, Inc. (the “Borrowers”)

Reference is made to that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio, Inc., as Borrower Representative,  the other Credit Parties, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

THE DATE OF THE PROPOSED BORROWING IS __________, ____ (THE “FUNDING DATE”).

ARTICLE XII.THE AGGREGATE PRINCIPAL AMOUNT OF REQUESTED LOANS IS $_________, OF WHICH $________ CONSISTS OF BASE RATE LOANS AND $________ CONSISTS OF LIBOR RATE LOANS HAVING AN INITIAL INTEREST PERIOD OF ______  MONTHS.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

12.1           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without the duplication of any materiality qualifier contained therein) as of such earlier date;

12.2           no Default or Event of Default has occurred and is continuing; and

12.3           the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

[remainder of page intentionally left blank]

11.1(c)-1

12.4           IN WITNESS WHEREOF, Borrower Representative has caused this Notice to be executed and delivered by its duly authorized officer as of the date first written above.

“Borrower Representative”

APIO, INC.

By:
Name:
Title:

11.1(c)-2

EXHIBIT 11.1(d)
TO
CREDIT AGREEMENT

FORM OF REVOLVING LOAN NOTE

Lender: GE CAPITAL FINANCIAL INC.	New York, New York
Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Apio, Inc., a Delaware corporation, Cal Ex Trading Company, a Delaware corporation, and GreenLine Logistics, Inc., an Ohio corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by each Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio,. Inc., as Borrower Representative, the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrowers in an aggregate principal amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial), 9.23 (Cross-Guaranty) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[remainder of page intentionally left blank]

11.1(d)-1

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

“Borrowers”

APIO, INC.

By:
Name:
Title:

CAL EX TRADING COMPANY

By:
Name:
Title:

GREENLINE LOGISTICS, INC.

By:
Name:
Title:

11.1(d)-2

EXHIBIT 11.1(e)
TO
CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Swingline Lender: GE CAPITAL FINANCIAL INC.	New York, New York
Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Apio, Inc., a Delaware corporation, Cal Ex Trading Company, a Delaware corporation, and GreenLine Logistics, Inc., an Ohio corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Swing Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement, dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Apio, Inc., as Borrower Representative, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Loans by the Swingline Lender to the Borrowers in an aggregate principal amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Swing Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

11.1(e)-1

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

“Borrowers”

APIO, INC.

By:
Name:
Title:

CAL EX TRADING COMPANY

By:
Name:
Title:

GREENLINE LOGISTICS, INC.

By:
Name:
Title:

11.1(e)-2